U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ELAST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                         3845                   88-0380544
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
    of incorporation or         Industrial Classification    Identification No.)
        organization)                 Code Number)

2505 Rancho Bel Air, Las Vegas, Nevada                                   89107
(Address of registrant's principal executive offices)                 (Zip Code)

                                  702.878.8310
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       Title of each class                   Amount              Proposed maximum          Proposed maximum
          of securities                      to be                offering price              aggregate                Amount of
         to be registered                  registered                per share              offering price          registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           5,000,000 shares               $2.00               $10,000,000.00              $2,640.00
====================================================================================================================================

                                              Total Registration Fees: $2,640.00
                                                                       ---------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus

                            ELAST TECHNOLOGIES, INC.,
                              a Nevada corporation

                5,000,000 Shares of $.001 Par Value Common Stock

This prospectus ("Prospectus") relates to 5,000,000 shares (the "Shares") of $.001 par value common stock of Elast Technologies, Inc., a Nevada corporation (the "Company"). We are registering 5,000,000 Shares to be offered by the Company on a "best efforts" basis.

We will receive proceeds from the sale of the 5,000,000 Shares we are registering by this Registration Statement and those proceeds will be used for our working capital and to fund our continuing research and development activities; provided, however, that there can be no assurance that we will sell all or any portion of those 5,000,000 Shares. All expenses of registration incurred in connection with this offering will be paid by the Company.

Any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The Company participates in the OTC Bulletin Board, an electronic quotation service for securities not traded on an established securities exchange. Our common stock trades on the OTC Bulletin Board under the trading symbol ESTG. On July 13, 2000, the closing price of our common stock as reported on the OTC Bulletin Board was $1.4375.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 13, 2000

Item 3. Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The Company:        Our principal  business  address is 2505 Rancho Bel Air, Las
                    Vegas, Nevada 89107; our main business telephone number is 702.878.8310.

Business of the     The  Company is a Nevada  corporation  which was  originally
Company:            incorporated  to engage in any  lawful act or  activity  for which  corporations  may  be  organized  under  the  General
                    Corporation  Law of  Nevada.  We intend to  manufacture  and market  medical  devices,  and we are  presently  continuing research and development  activities  relating to a patented allergy-testing  device (the "ELAST Device", U.S. Patent No.
                    5413113,  issued on or about May 9, 1995)  which the Company owns the rights to develop, test, manufacture and market. We believe our current cash  resources  are  sufficient to fund our  research  and  development  activities  relating to the
                    ELAST Device over the next 6 months.  It may be necessary to raise additional funds to complete prototype development and limited clinical trials of the ELAST Device. However, if the
                    ELAST  Device  performs as  anticipated,  we believe that we
                    will  be  able  to  raise  the  funds   necessary  to  begin
                    production of the ELAST Devices - for the North American and
                    international   clinical   trials  and  the  Food  and  Drug
                    Administration ("FDA") approval process - by the sale of the
                    Company's   capital  stock,   debt,  or  licensing   certain
                    proprietary rights.  Should the development of the prototype or  clinical  testing of the  prototype  take more time than
                    anticipated,   or  if  the   results  of   testing   require
                    significant  modifications  to the ELAST Device,  sufficient funds may not be  available to enable the ELAST Device to be completed and brought to market during the next 6 months. We have negotiated  marketing agreements for the territories of
                    Australia,  New Zealand and Japan;  and we plan to negotiate
                    and  enter  into   additional   marketing   agreements  with
                    appropriate   distributors  and  marketing  agents.  We  may
                    acquire the right to sell or distribute  existing  products, or obtain licensing, marketing, distribution or other rights to compatible products.  Therefore, other than costs related to the continued  development of the ELAST Device, we do not
                    anticipate   significant   expenditures  on  acquisition  or
                    development  of other  products  during the  current  fiscal year. We will focus our initial  marketing and  distribution efforts on development  and commercial  exploitation  of the
                    ELAST  Device.  The present  plan is to lease or license the
                    ELAST Device.  This plan could  minimize  variable costs and create an informed and updated  client base. In the last six months,  significant  developments  in  the  ELAST  Device's capabilities have resulted from our research and development
                    efforts.   Specifically,   we  believe   our  recent   tests
                    demonstrate that the ELAST Device is capable of successfully isolating the electrical energy signal emanating from the human body.

                    To further advance the research and development of the ELAST Device, and to validate the scientific principle of bio-voltage measurement, an extensive period of testing will commence in conjunction with an academic facility. We are conducting discussions with the University of California at Irvine ("UCI") and San Diego State University. The process of collaboration needs to be reviewed by the Company's Board of Directors, after acceptance of a testing program by one of the faculties of these institutions. UCI and San Diego State University have both expressed faculty interest in testing the ELAST Device.

                    Once the initial testing of the ELAST Device is completed, we will manufacture, or cause to be manufactured, about 10 units of the ELAST Device, which will be provided to a selected group of physicians and scientists. Our operating plan is to develop the ELAST Device as a stand-alone device which is user-friendly and fully self-contained. Once the ELAST Device gains acceptance in the medical community, we anticipate that a patient home-testing unit may be developed.

State of            The Company was  incorporated  pursuant to the provisions of
organization of     the  General  Corporation  Law of Nevada on November 5, 1996
the Company:        under the name Med Mark,  Inc.  Pursuant to a Plan of Merger filed with the Delaware Secretary of State, on or about June
                    30,  1998,  Elast  Technologies   Corporation,   a  Delaware
                    corporation,  merged  with and into Elast  Merger,  Inc.,  a
                    Nevada corporation,  which was a wholly-owned  subsidiary of
                    Med Mark, Inc. Shareholders who formerly held stock in Elast
                    Technologies  Corporation  received  four (4)  shares of Med
                    Mark,  Inc.  common  stock  for each  share  of their  Elast
                    Technologies  Corporation common stock, with the result that the former  shareholders of Elast  Technologies  Corporation held a controlling  interest in Med Mark,  Inc.  immediately
                    after  the  merger.   On  or  about   October  27,  1998,  a
                    Certificate of Amendment to the Articles of Incorporation of Med Mark, Inc. was filed with the Nevada Secretary of State changing the Company's name from Med Mark, Inc. to Elast
                    Technologies, Inc.

Risk Factors:       A purchase of the Common Stock  involves  various risks that must be  considered  carefully by any  potential  purchaser.
                    Those risks include, but are not necessarily limited to, (i)
                    there can be no  assurance  that our  products  and services
                    will  achieve   significant  market  acceptance,   and  that
                    acceptance,   if  achieved,   will  be  sustained   for  any
                    significant  period or that  product and service life cycles will be  sufficient  (or  substitute  products  and services developed) to permit us to recover  associated  costs;  (ii)
                    the Company has a limited  operating  history  upon which an evaluation of our prospects can be made;  (iii) the officers and  directors  of the  Company  may be  subject  to various
                    conflicts  of  interest;   (iv)  substantially  all  of  our
                    products and services are subject to significant regulation, and, therefore, our ability to generate significant revenues will depend upon, among other things,  our ability to comply with all such  regulations,  laws and statutes,  both in the
                    United States and in other countries; (v) we may be required to  raise  substantial  funds  in  order  to  implement  our business  plans  and  objectives;  (vi) we have  significant
                    competition   from  other  medical   device   manufacturers,
                    suppliers, and distributors; (vii) our results of operations may vary from period to period as a result of a variety of factors; (viii) the market for our products and services is characterized by continuous development and introduction of new products and services; (ix) changing political, economic and regulatory influences may affect our business practices and operations; (x) we are dependent on our key personnel and management; (xi) we do not anticipate paying dividends on our Common Stock in the foreseeable future; and (xii) there can be no assurance that our operations will become profitable. See "RISK FACTORS".

The Shares:         We  are  filing  this  registration  statement  to  register
                    5,000,000 shares of our common stock with the Securities and Exchange Commission to be offered on a "best efforts" basis.
                    There can be no assurance that we will sell any or all of the Shares we desire to sell.

Estimated use of    We  will  receive  as  much  as  $10,000,000  if  all of the
proceeds:           5,000,000  Shares offered by us on a "best efforts" basis at
                    $2.00 per Share are purchased, and we intend to use any proceeds from such sale for working capital and to fund our continuing research and development activities.

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before purchasing any of the Shares. A purchase of the Shares is speculative in nature and involves numerous risks. No purchase of the Shares should be made by any person who cannot afford to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

We Have a Limited Operating History. We have a very limited operating history upon which an evaluation of our prospects can be made. We are currently engaged primarily in research and development activities. We have has not generated any revenues and do not anticipate generating any revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of medical devices. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

Regulatory  Approvals  May Not Be  Granted.  A  "medical  device"  is defined by
Section  201(h) of the Food,  Drug and Cosmetic Act, Title 21 United States Code
Section 321 as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Confusion sometimes exists between unregulated consumer products and medical devices. Products are not considered medical devices if they have general utility and are not dedicated to medical applications. Such products are subject to the Consumer Product Safety Act.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the ELAST Device can be marketed, including, but not limited to, premarket notification to the FDA. Various federal, state and foreign statutes may also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. The ELAST Device may be subject to (i) the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, cited above; (ii) the Medical Device Reporting Rule implemented by the FDA in 1984; (iii) the standards for medical device manufacturers promulgated by the FDA; and (iv) other rules and regulations developed, implemented and enforced by the Center for Devices and Radiological Health, an FDA sub-agency. However, the FDA Modernization Act of 1997 ("1997 Act") exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarket surveillance on higher risk devices. Moreover, the 1997 Act expanded the FDA's pilot program pursuant to which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices. The Company believes that the ELAST Device is such a low-to-intermediate risk device and, therefore, may be subject to the exemptions from premarket notification specified in the 1997 Act. If such is not the case, the ELAST Device may be subject to premarket notification and, therefore, subject to significant delay before being offered for sale, which would have a material adverse effect on the financial condition of the Company.

Obtaining  such  approvals  and  maintaining   ongoing   compliance  with  these
requirements can require the expenditure of significant resources. We have not yet determined what procedures, if any, will be required in this regard and we have not begun any of these procedures. We are currently investigating the possibility that the ELAST Device falls in a category for which FDA approval has already been given. We anticipate that the ELAST Device may be included in such a category, but we are still researching the appropriate regulatory requirements. In addition, regulatory testing and approval would require significant funding. In the event that such funding exceeded our present financial resources, we would have to receive additional capital to market the ELAST Device. An inability to obtain additional financing may have a material adverse effect on the Company, including the possibility that we would be forced to curtail our operations significantly or to cease our operations altogether.

We Are in a Very Competitive Industry. Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors marketing a similar product. However, competition in the medical products industry, generally, is intense. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example, according to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Up john, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render our products obsolete and noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. If we begin commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to the Company. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

We Must Comply with Environmental Laws. Our management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, we believe that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. We believe that we are presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event we license the manufacturing rights of the ELAST Device to third parties, we will not become subject to any such restrictions. However, at some time in the future, our research, development, manufacturing and production processes may involve the controlled use of hazardous materials. We may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. We cannot estimate the potential costs of complying with local, state, and federal environmental laws.

We Have No Product Liability Insurance. Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims;

or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Future Capital Needs and Uncertainty of Additional Funding. The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the ELAST Devices. Accordingly, our ability to compete may be dependent upon our ability to enhance our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

During the year ended December 31, 1999, the Company received approximately $808,250 from the sale of common stock. At December 31, 1999, the Company had cash resources of $205,715. The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. We believe our current cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, we believe that we will be able to raise the funds necessary to begin production of the ELAST Devices - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company. Failure to complete our research and development program will have a significant adverse affect on our business operations.

The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. We believe our current cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, we believe that we will be able to raise the funds necessary to begin production of the ELAST Devices - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company. Failure to complete our research and development program will have a significant adverse affect on our business operations.

Limited Protection of Proprietary Technology. We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate. We exclusively own any and all software and other technology that we develop and we regard such technology as proprietary. We may rely on a combination of patent, trademark and trade secret laws, as well as contractual restrictions on disclosure, copying and distribution (including but not limited to confidentiality agreements with our employees and subcontractors), to attempt to protect our intellectual property rights in our products and services. There is a possibility that such patent, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. In addition, because we anticipate distributing our products internationally, the laws of certain countries in which our products and services are or may be distributed or utilized may not protect our products and intellectual rights to the same extent as the laws of the United States. There can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to intellectual property rights of third parties. If we are required to obtain such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all. Moreover, in the event we were forced to sue third parties for patent infringement or unfair competition, such litigation can be extremely costly and time consuming, and may have a significant adverse affect on our business and operations, even if we prevail in such lawsuit.

We Must Adapt to Rapid Technological Change. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render our existing products and services obsolete. Our future prospects are highly dependent on our ability to increase the functionality of our products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce such products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could have a material adverse effect on our results of operations. In particular, the introduction of new products and services are subject to the inherent risk of development delays and delays in obtaining regulatory approvals, all of which are beyond our control.

We Rely on Our Key Personnel. Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on the Company.

Conflicts of Interest. The persons serving as our officers and directors may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company.

Limitation on Liability of Officers and Directors of the Company. The Articles of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company. DISCLOSURE OF POSITION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE.

Penny Stock Regulation. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, purchasers of Shares may find it more difficult to sell their Shares.

Control by Existing Stockholders; Anti-Takeover Provisions. Our directors, officers and principal (greater than 5%) stockholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 50.9% of the Company's outstanding common stock. Certain principal stockholders are directors or executive officers of the Company. As a result of such ownership, these stockholders may be able to exert significant influence, or even control, matters requiring approval by the stockholders of the Company, including the election of directors. In addition, certain provisions of Nevada law and of the Company's Articles of Incorporation and Bylaws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Securities Market Factors. Our common stock is quoted on the OTC Bulletin Board. However, no assurance can be given that an active public market will develop or be sustained. Factors such as announcements of the introduction of new or enhanced products by the Company or its competitors and quarter-to-quarter variations in the Company's results of operations, as well as market conditions in the technology and emerging growth company sector, may have a significant impact on the market price of our common stock. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock.

Legal Proceedings. In February, 2000 we registered 1,000,000 shares of our common stock for sale on a "best efforts" basis. We deposited 800,000 of those shares into DTC, one of the world's largest security depositories and a national clearinghouse for the settlement of trades in corporate and municipal securities. On March 7, 2000, we were informed by the Securities and Exchange Commission that our financial statements on file were not current, so we directed that the 800,000 shares be returned to certificate form and not delivered to any purchaser. Unfortunately, Crescent Partners L.P., and its principal, Jeffrey Stone, accessed those shares and tried to sell them, against our orders. We were forced to sue Crescent Partners L.P. in Dallas County, Texas District Court and we obtained a restraining order freezing 669,000 of those shares. We later learned that Jeffrey Stone is a felon convicted of wire fraud and commercial bribery in United States District Court in New York. We are continuing to prosecute this case and we believe Mr. Stone has been returned to prison, as his conduct with our shares violated his probation. There is a risk that we will not be able to recover all the shares, which could affect the market and value of our common stock.

No Foreseeable Dividends. We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business.

No Assurances of Revenue or Operating Profits. There can be no assurance that we will be able to develop consistent revenue sources or that our operations will become profitable.

Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Shares by the Selling Stockholders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue resulted from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, many people were concerned that computer programs with time-sensitive software might recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, might be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities. While companies and governments in the United States spent an estimated $150 billion to $225 billion repairing the problem, countries like Russia and China, which spent relatively minor amounts, seemed to clear the New Year's Day hurdle with equal success. Major news media in the United States are reporting that, after years of work and billions of dollars spent repairing the Year 2000 computer glitch, the technological tranquility of New Year's Day has raised a new concern that the United States overreacted to this problem. While it is still too soon to state positively that the Y2K transition has passed without mishap, we believe that Y2K issues will not have a material adverse affect on our business.

Item 4. Use of Proceeds

We will receive up to $10,000,000 if all of the 5,000,000 Shares offered by us on a "best efforts" basis at $2.00 per share are purchased, and we intend to use any proceeds from such sale for working capital and to fund our continuing research and development activities.

Item 5. Determination of Offering Price

Price Range of Common Stock. The Company's stock is quoted on the OTC Bulletin Board (trading symbol:ESTG). Prior to the Company's participation on the OTC Bulletin Board, there was no public market for the Company's common stock. The Company's common stock has closed at a low of $0.75 and a high of $3.125 for the 52-week period ended July 13, 2000. This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock.

The offering price of the 5,000,000 Shares being offered on a "best efforts" basis has been determined primarily by the capital requirements of the Company and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the Shares is not based on past earnings, nor is the price of the Shares indicative of current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the business and potential business expansion of the Company.

Item 6. Dilution

The Company has been a reporting company since May 2, 1999, which was the effective date of the Registration Statement on Form 10-SB which the Company filed with the Commission on March 3, 1999. We are offering for sale 5,000,000 Shares on a "best efforts" basis at a price significantly higher than the current bid and asked prices for our common stock as quoted on the OTC Bulletin Board. The following table sets forth the difference between the offering price of the Shares being offered by the Company, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by the Company, assuming that all of the Shares offered by the Company are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2000.

Offering Price                                       $2.00 per share
Net tangible book value at 3/31/2000                 $0.21 per share
Net tangible book value after giving
         effect to the offering                      $0.74 per share
Per Share Dilution to New Investors                  $1.26 per share
Percent Dilution to New Investors                       63%

Item 7. Selling Stockholders

There are no selling shareholders.

Item 8. Plan of Distribution

We are registering 5,000,000 Shares in contemplation of a "best efforts" offering of our common stock. We do not currently have an agreement with any person for the purchase of any portion of those 5,000,000 Shares, nor have we commenced any communication with any person regarding the purchase of those 5,000,000 Shares. There can be no assurance that we will sell all or any portion of those 5,000,000 Shares.

We may sell the Shares in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as our agent, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

Any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of Shares and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

We have filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that we will sell any of the Shares we desire to sell.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

We will advise any broker-dealers that, during such time as they may be engaged in a distribution of any of the Shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. Stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Item 9. Legal Proceedings

Legal Proceedings. In February, 2000 we registered 1,000,000 shares of our common stock for sale on a "best efforts" basis. We deposited 800,000 of those shares into DTC, one of the world's largest security depositories and a national clearinghouse for the settlement of trades in corporate and municipal securities. On March 7, 2000, we were informed by the Securities and Exchange Commission that our financial statements on file were not current, so we directed that the 800,000 shares be returned to certificate form and not delivered to any purchaser. Unfortunately, Crescent Partners L.P., and its principal, Jeffrey Stone, obtained control over those shares and tried to sell them, against our orders. We were forced to sue Crescent Partners L.P. in Dallas County, Texas District Court and we obtained a restraining order freezing
669,000 of those shares. We later learned that Jeffrey Stone is a felon convicted of wire fraud and commercial bribery in United States District Court in New York. We are continuing to prosecute this case and we believe Mr. Stone has been returned to prison, as his conduct with our shares violated his probation. There is a risk that we will not be able to recover all the shares, which could affect the market and value of our common stock.

Certain disputes have arisen between and among the present management of the Company, on the one hand, and Edward L. Hamilton, a former officer and director of the Company, on the other hand. Although management of the Company believed those disputes had been resolved, disputes over the performance of the settlement agreement have now arisen. The Company anticipates that Mr. Hamilton may take legal action with regard to this matter. The Company intends to oppose vigorously any action by Mr. Hamilton in regard to this matter, but will also consider a reasonable settlement if the Company's Board of Directors determines that the terms and conditions of such a settlement are in the best interests of the Company.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as specified on the following table:


================================================================================
               Name            Age                 Position
--------------------------------------------------------------------------------

Thomas Krucker                  60        President and Director
--------------------------------------------------------------------------------

Robert D. Milne, M.D.           53        Chairman of the Board of Directors
================================================================================

Nicholas Spencer                38        Director
================================================================================

Dr. Eduardo Daniel Jimenez      58        Director
Gonzalez
================================================================================

Thomas Krucker is the President, Chief Executive Officer, and a director of the Company. Mr. Krucker graduated from the University of Arizona in 1962 and received a Juris Doctorate degree from Pepperdine University in 1969. Mr. Krucker served with Toyota USA for approximately 20 years. Mr. Krucker was formerly the chief operating officer of Fun City Popcorn, Inc., a Nevada corporation which recently changed its name to Tone Products. Mr. Krucker left Tone Products to accept the office of President of the Company.

Robert D. Milne, M.D. is the Chairman of the Board of Directors of the Company. Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. He is also the inventor of the

ELAST Device. Before starting his own practice at the Milne Medical Center in Las Vegas, Nevada, Dr. Milne was Medical Director at the Omni Medical Center and also practiced medicine at the Nevada Clinic after previous assignments in emergency medicine and a family practice. Dr. Milne is the author of numerous papers in the medical field and has authored several books, including The Definitive Guide to Headaches and The Photon Connection - Energy for the New Millennium.

Nicholas Spencer is a director of the Company. Mr. Spencer has more than 15 years experience in starting, managing, and improving business performance and now specializes in business planning and start-up companies with a special emphasis on marketing and development. Mr. Spencer currently serves on the Board of Directors of Medsearch Pty. Limited, Sydney, New South Wales, and also serves as Chairman of the Board for that company.

Dr. Eduardo Daniel Jimenez Gonzalez is an international banker and Mexican attorney who specializes in immigration, civil, and criminal matters in the Republic of Mexico and who provides international consulting services regarding finance, credit, commerce, industrial and tourist development, import and export matters, and administrative management. Dr. Gonzalez is a Fullbright Scholar who received a Master of Arts Degree from John Hopkins University, School of
Advanced International Studies, in Washington, D.C. and who has studied International Economics at Harvard University and American Civilization at Georgetown University. Dr. Gonzalez has served as a counselor at the Mexican
Embassy in Washington, D.C., as a Mexican Minister in Bonn, as Ambassador at Large for Mexico in Oslo, Norway and Islandia, and as private secretary for a former President of Mexico. He has served as Managing Director for Latin American Investment Banking for First Chicago Bank in Panama, Colombia, Venezuela, Ecuador and Peru, as as First Chicago Bank's Vice-President for the Western Hemisphere. He is an international lecturer on economic development and an International Law Professor at the University of Mexico.

There is no family relationship between any of the officers or directors of the Company. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director of the Company from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Company so enjoined.

Section 16(a) Beneficial Ownership Reporting Compliance. The Company's Registration Statement on Form 10-SB became effective on or about May 2, 1999 and cleared comments from the Securities and Exchange Commission on or about September 1, 1999 . To the Company's knowledge, all of the officers, directors, and principal shareholders have filed all reports required to be filed by those persons on, respectively, Form 3 ( Initial Statement of Beneficial Ownership of Securities), a Form 4 (Statement of Changes of Beneficial Ownership of
Securities),   or  a  Form  5  (Annual  Statement  of  Beneficial  Ownership  of
Securities).

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2000, by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group. The number of shares outstanding of the issuer's only class of Common Stock, $.001 par value, was approximately 8,751,215 on March 31, 2000.

(a) Security Ownership of Certain Beneficial Owners. Other than officers and directors, no persons are beneficial owners of 5% or more of the Company's issued and outstanding common stock.

(b) Security Ownership of Management. The directors and principal executive officers of the Company directly or beneficially own, in the aggregate, 4,445,308 shares of the Company's common stock, or approximately 51% of the issued and outstanding common shares, as set forth on the following table (percentages are rounded off to the nearest one-tenth of one percent). Associates and family members residing with directors and principal executive officers also own shares of the Company's common stock, as specified under the heading entitled Beneficial Ownership immediately below the table.

                    Name and Address                      Amount and            Percent of
Title of Class      of Owner                              Nature of             Class (approx.)
--------------      --------                              ---------             ---------------
                                                           Owner

$.001 par value     Dr. Robert Milne(1)                  4,029,976                 46.1%
Common Stock        2432 Greens Ave.                     Secretary and Director
                    Henderson, NV 89014

$.001 par value     Thomas Krucker(2)                    390,332                    4.5%
Common Stock        2505 Rancho Bel Air                  President and Director
                    Las Vegas, NV 89107

$.001 par value     Nicholas Spencer                     25,000                     0.3%
Common Stock        13 Edinburgh Road                    Director
                    N.S.W., Australia

                    Total shares beneficially
                    owned by all officers and directors
                    as a group                           4,445,308                 50.9%

Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(1) Shares of the Company's common stock are held by (i) Dr. Milne; (ii) Dr. Milne's spouse, Julie Milne; (iii) immediate family members Drew Milne, Meredith Milne and Brook Milne, who reside with Dr. Milne; (iv) a Milne family trust; and
(v) the Milne Medical Center, an affiliate of Dr. Milne.

(2) Shares of the Company's common stock are held by (i) Mr. Krucker; (ii) a trust in the name of Mr. Krucker's spouse, Katherine; and (iii) Katherine Krucker as custodian for his daughter, Kimberly, who resides with him.

On or about October 18, 1999, the Company issued a press release which specified that Dr. Milne had agreed to retire 1.5 million shares of the Company's common stock held in his name in exchange for stock options to purchase up to 1.5 million shares of the Company's common stock at $1.68 per share. Subsequent to that press release, the Company's Board of Directors determined that Dr. Milne had not received consideration for the retirement of those shares; therefore, those shares were not retired, and the stock options were never issued.

Changes in Control. Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B. Pursuant to a Plan of Merger filed with the Delaware Secretary of State, in June, 1998, Elast Technologies Corporation, a Delaware corporation (previously defined in this Registration Statement as "Elast Delaware"), merged with and into Elast Merger, Inc., a Nevada corporation, which was a wholly-owned subsidiary of the Company. Shareholders who formerly held stock in Elast Delaware received 4 shares of the Company's common stock for each share of their Elast Delaware stock on or about June 30, 1998, with the result that the former shareholders of Elast Delaware now hold a controlling interest in the Company, and Elast Delaware is now a wholly-owed subsidiary of the Company. The Company changed its name from Med Mark, Inc. to Elast Technologies, Inc. on or about October 27, 1998. Our management is currently considering entering into a merger agreement with Bioelectronics Corp., a privately held research and development company based in Maryland which designs low cost and disposable magnetic field medical devices to accelerate and improve the quality of tissue healing. However, after extensive negotiations, the final terms of that proposed merger have not been determined. Although we filed a proxy statement requesting approval of the proposed merger from our shareholders, that request may be withdrawn.

Item 12. Description of Securities

The Company is authorized to issue 25,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The Bylaws of the Company specify how the cash available for distribution, whether occurring from operations or sales or refinancing, is to be shared among the shareholders. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividend Policy. The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement; provided, however, that in 1998 Thomas E. Stepp, Jr., received 15,000 shares of the Company's common stock as compensation for legal services performed for the benefit of the Company.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item  15.  Organization Within Last Five Years

Transactions with Promoters. Thomas Krucker and Dr. Milne were the promoters of the Company. Mr. Krucker received 50,000 shares of common stock of the Company for his management and organizational services provided to the Company. Dr. Milne received his original issue of shares of common stock of the Company pursuant to the licensing agreement for the ELAST Device.

Additional information about certain relationships and related transactions is specified more completely under the portion of this Prospectus entitled Certain Relationships and Related Transactions at Item 19 below.

Item 16.  Description of Business.

Development of the Company. Med Mark, Inc., a Nevada corporation ("Company"), was incorporated in the State of Nevada on November 5, 1996. On or about June 29, 1998, the Company filed a Certificate of Amendment to its Articles of Incorporation changing the name of the Company to Elast Technologies, Inc. The executive offices of the Company are located at 2505 Rancho Bel Air, Las Vegas, Nevada 89107. The Company's telephone number is 702.878.8310.

Business of the Company. The Company was organized to engage in the business of manufacturing and marketing medical equipment and supplies, as well as health related products, including vitamins and nutritional supplements. The Company plans to develop its own products and may also obtain marketing and distribution rights to existing products or products currently in development by others.

On or about June 30, 1998, the Company acquired all of the issued and outstanding capital stock of Elast Technologies Corporation, a Delaware corporation ("Elast Delaware"), and, as specified above, changed the Company's name from Med Mark, Inc. to Elast Technologies, Inc. The Company entered into a licensing agreement with Dr. Robert D. Milne and acquired the rights to develop, test, manufacture, and market Dr. Milne's patented allergy-testing device ("ELAST Device", U.S. Patent No. 5413113, issued on or about May 9, 1995). Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. The Company has spent significant amounts of time during its last two fiscal years on research and development activities relating to the ELAST Device.

The licensing agreements relating to the ELAST Device are specified more completely herein at Item 7, under the subsection entitled Licensing Agreements Were Not the Result of Arms-Length Negotiations.

The ELAST Device is based on the clinical observation that the human body loses energy (that is, the body's normal electrical flow is interrupted) when exposed to a substance to which that body is sensitive or allergic. The energy loss is rapid and is measured in micro-voltage. The ELAST Device measures the body's energy loss and documents it graphically, providing the treating physician with an accurate assessment of a patient's sensitivity. The Company intends to clinically test the device under the direction of Dr. Milne. After clinical testing, the ELAST Device will be submitted to the United States Food and Drug Administration ("FDA") for approval.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and comparable foreign government regulatory agencies require laboratory and clinical testing and other costly and time- consuming procedures before medical products such as the ELAST Device can be marketed. Various federal, state and foreign statutes also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. Obtaining such approvals, and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. To date, the Company has not determined what procedures, if any, will be required in this regard and has not begun any of these procedures. The Company is currently investigating the possibility that the ELAST Device falls under a category for which FDA approval has already been given. The Company anticipates that the ELAST Device may be included in such a category, but research is currently being done by the Company to determine regulatory requirements. In addition, regulatory testing and approval would require significant funding and, in the event that such funding exceeded the present financial resources of the Company, the Company would have to raise additional capital to market the ELAST Device.

In the event the FDA or other domestic or foreign regulatory agency requires approval and testing of the ELAST Device, prior to its commercial exploitation, the Company cannot provide any assurances that testing procedures will be successfully completed, or if completed, demonstrate that the ELAST Device is safe and efficacious. Further, there can be no assurances that any required government approvals will be obtained. Accordingly, there can be no assurance that the Company will be able to market the ELAST Device in the United States or any foreign country. Any failure by the Company, its subsidiary, collaborators or licensees to obtain any required regulatory approvals or licenses would adversely affect the ability of the Company to market its products and would have a significant adverse affect on the Company's revenues.

Employees. The Company currently has 3 employees. Management of the Company anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis. Because the Company anticipates entering into licensing and manufacturing agreements with third parties, the Company anticipates that it will require few additional employees during the next fiscal year.

Competition. Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors with a similar product in the marketplace. Once the ELAST Device gains product acceptance in the medical community, the Company anticipates physicians could prescribe home-testing.

However, competition in the medical products industry, generally, is intense. The Company and its subsidiary compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the products developed and offered by the Company and its subsidiary. There can be no assurance that other technologies or products which are functionally equivalent or similar to the technologies and products of the Company and its subsidiary have not been developed or are not in development. The Company expects that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example, according to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Upjohn, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render the products of the Company obsolete and noncompetitive. Many of the competitors of the Company have substantially greater experience, financial and technical resources and production, marketing and development capabilities than the Company. If the Company commences commercial sales of its products, it will also be competing with respect to manufacturing efficiency and sales and marketing capabilities.

Compliance with Environmental Laws. The Company's management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, management of the Company believes that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. The Company believes that it is presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event the Company licenses the manufacturing rights, of the ELAST Device, to third parties, the Company will not become subject to any such restrictions. However, at some time in the future, the research, development, manufacturing and production processes of the Company may involve the controlled use of hazardous materials. The Company may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the financial resources of the Company. In addition, there can be no assurance that in the future the Company will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. The Company cannot estimate the potential costs of complying with local, state, and federal environmental laws.

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY ("FORWARD-LOOKING STATEMENTS") INCLUDING, WITHOUT LIMITATION, FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS AND FUTURE STRATEGIES.

FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "COULD", "MAY", "WILL", "EXPECT", "SHALL", "ESTIMATE", "ANTICIPATE", "PROBABLE", "POSSIBLE", "SHOULD", "CONTINUE", "INTEND" OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT ARE ACCURATE, AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

General. The Company intends to manufacture and market medical devices. We are currently negotiating proposed marketing agreements and plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents. Other than the ELAST Device, we do not currently have any plans to develop other products. We may, however, acquire the right to sell or distribute existing products, or obtain licensing, marketing, distribution or other rights to compatible products. Therefore, other than costs related to the continued development of the ELAST Device, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year.

On February 1, 2000, the Company relocated its research and development facilities to San Diego's Center for Applied Competitive Technologies ("CACT"). Established in 1990, CACT is one of twelve advanced technology centers designated by the State of California to serve firms in the manufacture of biomedical and bio-technical products and to assist such companies in transitioning from research and development activities to manufacturing their products. CACT is a member of the National Coalition of Advanced Technology Centers and has served since 1992 as a regional affiliate of the National Institute for Standards and Technology's Manufacturing Extension Centers. Since 1997, CACT has been a Regional Affiliate of the National Aeronautics and Space Administration's Far West Regional Technology Transfer Center.

In June, 2000 we announced that we were negotiating with a Japanese medical device firm which wanted to acquire the licensing rights to the ELAST Device. We are hoping to come to an agreement by autumn of this year with delivery of some test units by the end of this year. This agreement would complement our agreement with the Australian firm, River Plate Pty., Ltd., which has the distribution rights to the ELAST Device in Australia and New Zealand. These international marketing agreements would allow for marketing the ELAST Device prior to approval by the Food and Drug Administration.

We think the potential market for the ELAST Device in Japan is very large. Approximately 130 million Radio Allergo Sorben Tests, called RASTs, are conducted in Japan each year. Unlike the ELAST Device, the RAST requires the drawing and testing of blood samples, which is painful, poses a risk of infection, takes more time, and costs more than using the ELAST Device for allergy testing.

We will focus our initial marketing and distribution efforts on development and commercial exploitation of the ELAST Device. Our present plan is to lease or license the ELAST Device. We believe that such a plan minimizes variable costs and creates an informed and updated client base.

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.

The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. While we do not presently require any government approval to create, develop or manufacture the ELAST Device, we may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the ELAST Device. Accordingly, our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

Liquidity and Capital Resources. During the year ended December 31, 1999, the Company received approximately $808,250 from the sale of common stock. At December 31, 1999, the Company had cash resources of $205,715. The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock.

The Company believes these cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, the Company believes that it will be able to raise the funds necessary to begin production of the ELAST Devices - for the North
American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company.

Manufacturing and Marketing the Company's Products. The Company does not anticipate any supply problems. As this time, the Company does not require manufacturing facilities. As the principal components of the ELAST Device consist of electronic parts that are readily available, the Company does not anticipate that its manufacturer will have any supply problems. The Company's operations are not effected by any seasonal factors.

Once the initial testing of the ELAST Device is completed, the Company will manufacture, or cause to be manufactured, about 10 units of the ELAST Device, which will be provided to a selected group of physicians, including eye, ear, nose and throat specialists, chemical ecologists, and allergy specialist doctors, naturopaths, and chiropractors. Thereafter, the ELAST Device will be marketed to physicians and hospitals to test patients for prescription drug compatibility, to avoid drug-related illnesses. The Company's operating plan is to market the ELAST Device as a stand-alone device that can be attached to "medical environment" computers. Once the ELAST Device gains acceptance in the medical community, the Company anticipates that a patient home-testing unit may be developed.

Item 18. Description of Property

Property held by the Company. The consolidated financial statements filed as exhibits to this Registration Statement include the accounts of the Company and its wholly-owned subsidiary, Elast Technologies Corporation, a Delaware corporation (previously defined in this Registration Statement as "Elast Delaware"). All significant intercompany transactions have been eliminated. As of the dates specified in the following table, the Company held the following property:

================================================================================
          Property                       Dec. 31, 1998           Dec. 31, 1999
--------------------------------------------------------------------------------
Cash and equivalents                      $226,818.00             $205,715.00
--------------------------------------------------------------------------------
License to use Patent No. 5413113             $400.00                 $240.00
--------------------------------------------------------------------------------

The Company defines cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. The Company does not presently own any interests in real estate. The Company does not presently own any inventory or equipment.

Item 19. Certain Relationships and Related Transactions

Related Party Transactions. Dr. Milne, the Chairman of the Board of the Company, provides office space and services to the Company, at no cost to the Company. At such time as the Company begins receiving revenue from operations, management of the Company anticipates that the Company will begin paying rent for 800 square feet of this office space, at a rate of $1,200 per month.

Also in 1999, Edward L. Hamilton, who was, at the time, an officer and director of the Company, was provided housing in a residence owned by Thomas Krucker. The Company paid Mr. Krucker $15,000 for the housing and that cost was included in Mr. Hamilton's compensation for 1999.

Licensing Agreement Was Not the Result of Arms-Length Negotiations. As set forth above, on or about June 12, 1996, Elast Delaware acquired a license from Robert
D. Milne, M.D., who was, at that time, Chairman of the Board of Directors and a major shareholder of Elast Delaware, whereby Elast Delaware acquired the exclusive right to develop, manufacture and market the ELAST Device. Elast Delaware issued to Dr. Milne 3,200,000 shares of its common stock to acquire the licensing rights. The Company believes that the fair market value of 3,200,000 shares of Elast Delaware's common stock at the time of the transaction was $800.00, and, therefore, the Company determined that 3,200,000 shares of Elast Delaware's common stock was fair consideration for the license agreement with Dr. Milne. Because modifications may be made during the development and testing of the ELAST Device, it is not certain that the final technology developed by Elast Delaware will be protected by the original patent.

Item 20. Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. The Company is a reporting company with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The Company currently maintains its own Internet address at www.elast.com.

The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. The Company's common stock trades on the OTC Bulletin Board under the trading symbol "ESTG". This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock. The Company was listed with Standard & Poor's Corporation Records by publication on or about December 3, 1998.

There have been no cash dividends declared on the Company's common stock since the Company's inception. Dividends will be declared at the sole discretion of the Company's Board of Directors.

The Company's Board of Directors has approved and adopted a stock option plan ("Stock Option Plan"), pursuant to which 5,000,000 shares of the Company's $.001 par value common stock will be reserved for issuance to satisfy the exercise of options. The Stock Option Plan will be designed to retain qualified and competent officers, employees, and directors of the Company. The Company's Board of Directors, or a committee thereof, shall administer the Stock Option Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers, and to the Company's directors, whether or not those directors are also employees of the Company. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by the Company's Board of Directors. Options granted pursuant to the Stock Option Plan shall not be exercisable after the expiration of ten years from the date of grant.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. Officers' compensation, in the aggregate, increased from $203,682 during the year ended 1998 to $344,737 during the year ended 1999. Compensation to the Company's officers is specified on the following chart:

                   Cash          Auto                      Meals &                                    Total
               Compensation     Expense      Insurance  Entertainment     Travel       Housing     Compensation
               ------------     -------      ---------  -------------     ------       -------     ------------
T. Krucker       $ 66,040      $ 16,269      $  8,397      $ 69,004      $ 20,184      $   --        $179,894
T. Hamilton       110,894         8,470         1,701          --            --          15,000       136,065
Dr. Milne          28,778          --            --            --            --            --          28,778

Totals           $205,712      $ 24,739      $ 10,098      $ 69,004      $ 69,004        15,000      $344,737

During 1999, the Company also granted options to purchase up to 150,000 shares of the Company's common stock to two members of the Board of Directors; however, because the exercise price of the options equaled or exceeded the fair value of the Company's common stock at the date of grant, no compensation expense was recognized in connection with the issuance of these options. In 1999 the Company paid $11,000 to an officer and major shareholder for rental and purchase of a vehicle. Of the amount paid, $2,700 represented automobile rental and $8,300 represented the purchase price. The automobile was used for business purposes and subsequently sold to an independent party for $5,000. The Company recognized a $2,608 loss from the sale of the asset. Other expenditures for travel, entertainment, insurance, car leases, and miscellaneous expenses were also categorized as compensation to officers during fiscal 1999.

Shares Issued as Compensation for Services. In 1998, the Company issued 270,000 shares of its $.001 par value common stock as compensation for consulting and engineering services, and employee compensation, as follows:

     (i) Consultants were issued 115,000 shares of the Company's $.001 par value common stock as additional compensation for their services to the Company. Those shares were valued at what the Company believes was the fair market value at the time of issuance, which was $1.50 per share.

     (ii) Third party engineers were issued 55,000 shares of the Company's $.001 par value common stock as additional compensation for their services to the Company. Those shares were valued at what the Company believes was the fair market value at the time of issuance, which was $1.54 per share.

     (iii) Dr. Milne, an officer, director and major shareholder of the Company, was issued 100,000 shares of the Company's $.001 par value common stock as additional compensation for his services to the Company; specifically, his continuing efforts related to the development of certain technology which will be utilized by the Company in its business operations. Those shares were valued at what the Company believes was the fair market value at the time of issuance, whcih was $1.50 per share.

In 1999, the Company issued shares of its $.001 par value common stock as compensation for services provided to the Company, and employee compensation, as follows: 13,400 shares to Gerald Klein; 4,700 shares to Ron Almadova; 4,700 shares to William Milne; 3,333 shares to Hope Lane; 25,000 shares to Jim Woodens; and 25,000 shares to John Martinez.
Item  22.  Financial Statements

                            Elast Technologies, Inc.
                      (A Company in the Development Stage )

                        Consolidated Financial Statements


                      As of December 31, 1999 and 1998 and
       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from June 12, 1996 (Inception) to December 31, 1999

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Index to the Consolidated Financial Statements

                      As of December 31, 1999 and 1998 and
       For Each of the Two Years in the Period Ended December 31, 1999 and
       For the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


Report of Independent Auditors                                                1
Consolidated Financial Statements of Elast Technologies, Inc.:

  Consolidated Balance Sheets, December 31, 1999 and 1998                     2

  Consolidated  Statements of  Operations  for Each of the Two Years in
    the Period ended December 31, 1999 and for the Period from
    June 12, 1996 (Inception) to December 31, 1999                            3

  Consolidated  Statements of Shareholders'  Equity for Each of the Two
   Years in the Period ended December 31, 1999 and for the
   Period from June 12, 1996 (Inception) to December 31, 1999                 4

  Consolidated  Statements  of Cash  Flows for Each of the Two Years in
    the Period ended December 31, 1999 and for the Period from
    June 12, 1996 Inception) to December 31, 1999                             7

Notes to the Consolidated Financial Statements                               10

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
Elast Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Elast Technologies, Inc. (a company in the development stage) as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999 and for the period from June 12, 1996 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting =the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Elast Technologies, Inc. (a development stage company) as of December 31, 1999 and 1998, and the consolidated results of operations and cash flows for the years ended December 31, 1999 and 1998 and for the period from June 12, 1996
(inception) to December 31, 1999, in conformity with generally accepted accounting principles. Kelly & Company


/s/ Kelly & Company
Kelly & Company
Newport Beach, California
March 1, 2000

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                           Consolidated Balance Sheets

                           December 31, 1999 and 1998
--------------------------------------------------------------------------------


                                     ASSETS
                                                      1999              1998
                                                  -----------       -----------
Current assets:
  Cash and equivalents                            $   205,715       $   226,818
                                                  -----------       -----------

      Total current assets                            205,715           226,818

Property and equipment, net                            10,672             3,434
License, net                                              240               400
                                                  -----------       -----------
Total  assets                                     $   216,627       $   230,652
                                                  ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable, trade                         $    14,613       $     8,617
  Accrued payroll and payroll taxes                    38,898             4,375
                                                  -----------       -----------
Total  liabilities                                     53,511            12,992
                                                  -----------       -----------

Shareholders' equity:
  Common  stock, $.001 par value;
    25,000,000 shares authorized;
    7,961,481 and 7,179,448 shares
    issued and outstanding at December
    31, 1999 and 1998, respectively                     7,961             7,179
  Additional paid-in capital                        2,130,488         1,413,886
  Additional paid-in capital for warrants             205,000              --
  Deficit accumulated during the
    development stage                              (2,180,333)       (1,203,405)
                                                  -----------       -----------
Total shareholders' equity                            163,116           217,660
                                                  -----------       -----------
Total liabilities and shareholders' equity        $   216,627       $   230,652
                                                  ===========       ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Operations

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                                            Period from
                                                     For the              For the          June 12, 1996
                                                   Year Ended           Year Ended        (Inception) to
                                               December 31, 1999    December 31, 1998    December 31, 1999
                                               -----------------    -----------------    -----------------
Operating costs:

  Officers compensation                           $   344,737          $   203,682          $   548,419

  Research and development                            329,684              108,161              506,065

  Legal and professional                              111,812              502,231              638,377

  Investor relations                                   86,082              238,759              324,841

  Financing consulting fee                             60,000                 --                 60,000
  Other operating costs and expenses                   54,842               63,107              133,913
                                                  -----------          -----------          -----------
      Total operating costs                          (987,157)          (1,115,940)          (2,211,615)
                                                  -----------          -----------          -----------
Interest income                                        10,229               13,566               31,282
                                                  -----------          -----------          -----------
Net loss                                          $  (976,928)         $(1,102,374)         $(2,185,333)
                                                  ===========          ===========          ===========

Loss per common share - basic and diluted         $     (0.13)         $     (0.19)         $     (0.40)
                                                  ===========          ===========          ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                     Elast
                                                               Technologies, Inc.
                                          Elast Technologies        (Formerly
                                             Corporation         Med Mark, Inc.)
                                             (A Delaware            (A Nevada                                            Deficit
                                             Corporation)          Corporation)                            Detachable  Accumulated
                                         --------------------    ----------------    Price    Additional      Stock    During the
                                         Common        Common    Common    Common     Per      Paid-in      Purchase   Development
                                         Shares         Stock    Shares     Stock    Share     Capital      Warrants      Stage
                                         ------         -----    ------     -----    -----     -------      --------      -----
Balance, June 12, 1996
  (inception)                                --            --        --        --       --          --         --            --

  Shares issued for the
    medical device license              3,200,000      $3,200        --        --       --    $ (2,400)        --            --

  Shares issued for legal
    services                               21,332          21        --        --    $0.31       6,698         --            --

  Contribution of funds
    expended by the major
    shareholder on the
    Company's behalf                         --            --        --        --       --       4,167         --            --

  Shares issued in private
    placement                             546,672         547        --        --     0.38     204,453         --            --

  Net loss from inception to
    December 31, 1996                        --            --        --        --       --          --         --       (38,309)
                                        ---------      ------      ----      ----    -----    --------       ----      --------
Balance, December 31, 1996              3,768,004       3,768        --        --       --     212,918         --       (38,309)

  Contribution of funds
    expended by the major
    shareholder on the
    Company's behalf                         --            --        --        --       --       1,500         --            --

  Net loss for the year ended
    December 31, 1997                        --            --        --        --       --          --         --       (62,722)
    (62,722)
                                        ---------      ------      ----      ----    -----    --------       ----      --------
Balance, December 31, 1997              3,768,004       3,768        --        --       --     214,418         --      (101,031)
                                        ---------      ------      ----      ----    -----    --------       ----      --------
                                                            Less:
                                                            Common
                                                            Stock
                                                         Subscription
                                            Subtotal       Receivable       Total
                                            --------       ----------       -----
Balance, June 12, 1996
  (inception)                                     --            --            --

  Shares issued for the
    medical device license                 $     800            --        $    800

  Shares issued for legal
    services                                   6,719            --           6,719

  Contribution of funds
    expended by the major
    shareholder on the
    Company's behalf                           4,167            --           4,167

  Shares issued in private
    placement                                205,000        $(10,000)      195,000

  Net loss from inception to
    December 31, 1996                        (38,309)           --         (38,309)
                                           ---------        --------      --------
Balance, December 31, 1996                   178,377         (10,000)      168,377

  Contribution of funds
    expended by the major
    shareholder on the
    Company's behalf                           1,500            --           1,500

  Net loss for the year ended
    December 31, 1997                        (62,722)           --          (62,722)
    (62,722)
                                           ---------        --------      --------
Balance, December 31, 1997                   117,155         (10,000)      107,155
                                           ---------        --------      --------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                     Elast
                                                               Technologies, Inc.
                                          Elast Technologies        (Formerly
                                             Corporation         Med Mark, Inc.)
                                             (A Delaware            (A Nevada                                            Deficit
                                             Corporation)          Corporation)                            Detachable  Accumulated
                                         --------------------    ----------------    Price    Additional      Stock    During the
                                         Common        Common    Common    Common     Per      Paid-in      Purchase   Development
                                         Shares         Stock    Shares     Stock    Share     Capital      Warrants      Stage
                                         ------         -----    ------     -----    -----     -------      --------      -----
Balance, December 31, 1997              3,768,004      $3,768        --        --       --   $  214,418        --      $(101,031)
  Shares outstanding prior
    to the reorganization                    --            --    1,220,000   $1,220     --       29,506        --           --
  Shares issued in private
    placement                             394,000         394        --        --    $0.50      196,606        --           --
  Payment of receivable arising
    from issuance of common stock            --            --        --        --       --         --          --           --
  Shares issued on the exercise
    of warrants                           506,640         507        --        --     0.38      189,483        --           --
  Shares issued to consultant
    in connection with the
    reorganization                      1,007,472       1,007        --        --     0.38      376,791        --           --
  Shares issued and surrendered
    in the  acquisition of Elast
    Technologies, Inc. (a Nevada
    Corporation) (reverse merger)      (5,676,116)     (5,676)  5,676,116     5,676     --         --          --           --
  Shares issued for consulting
    services, engineering services,
     and employee compensation               --            --     270,000       270   1.51      407,095        --           --
  Shares issued to an existing
    shareholder to correct a
    stock issuance error                     --            --      13,332        13     --         (13)        --           --
  Net loss for the year ended
    December 31, 1998                        --            --        --        --       --         --          --     (1,102,374)
                                        ---------      ------   ---------    ----    -----   ----------      ----    -----------
Balance, December 31, 1998                   --            --   7,179,448    $7,179     --   $1,413,886        --    $(1,203,405)
                                        ---------      ------   ---------    ----    -----   ----------      ----    -----------
                                                            Less:
                                                            Common
                                                            Stock
                                                         Subscription
                                            Subtotal       Receivable       Total
                                            --------       ----------       -----
Balance, December 31, 1997                $  117,155        $(10,000)   $  107,155
  Shares outstanding prior
    to the reorganization                     30,726            --          30,726
  Shares issued in private
    placement                                197,000            --         197,000
  Payment of receivable arising
    from issuance of common stock               --            10,000        10,000
  Shares issued on the exercise
    of warrants                              189,990            --         189,990
  Shares issued to consultant
    in connection with the
    reorganization                           377,798            --         377,798
  Shares issued and surrendered
    in the  acquisition of Elast
    Technologies, Inc. (a Nevada
    Corporation) (reverse merger)               --              --            --
  Shares issued for consulting
    services, engineering services,
     and employee compensation               407,365            --         407,365
  Shares issued to an existing
    shareholder to correct a
    stock issuance error                        --              --            --
  Net loss for the year ended
    December 31, 1998                     (1,102,374)           --      (1,102,374)
                                          ----------        --------    ----------
Balance, December 31, 1998                $  217,660            --      $  217,660
                                          ----------        --------    ----------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                     Elast
                                                               Technologies, Inc.
                                          Elast Technologies        (Formerly
                                             Corporation         Med Mark, Inc.)
                                             (A Delaware            (A Nevada                                            Deficit
                                             Corporation)          Corporation)                            Detachable  Accumulated
                                         --------------------    ----------------    Price    Additional      Stock    During the
                                         Common        Common    Common    Common     Per      Paid-in      Purchase   Development
                                         Shares         Stock    Shares     Stock    Share     Capital      Warrants      Stage
                                         ------         -----    ------     -----    -----     -------      --------      -----
Balance, December 31, 1998                   --            --    7,179,448   $7,179     --   $1,413,886        --     $(1,203,405)

  Shares issued in private placement         --            --      205,900   $  206  $1.50      308,044        --            --

  Shares issued in private placement         --            --      500,000      500   0.59      294,482     $205,000         --

  Shares issued for consulting services      --            --       26,133       26   1.54       40,126        --            --

  Shares issued for research and
    development services                     --            --       50,000       50   1.48       73,950        --            --

  Net loss for the year ended
    December 31, 1999                        --            --         --         --     --         --          --        (976,928)
                                          -----         -----    ---------   ------  -----   ----------     --------  -----------

Balance, December 31, 1999                   --            --    7,961,481   $7,961     --   $2,130,488     $205,000  $(2,180,333)
                                          =====         =====    =========   ======  =====   ==========     ========  ===========

                                                           Less:
                                                            Common
                                                            Stock
                                                         Subscription
                                            Subtotal       Receivable       Total
                                            --------       ----------       -----
Balance, December 31, 1998                $  217,660           --       $  217,660

  Shares issued in private placement         308,250           --          308,250

  Shares issued in private placement         499,982           --          499,982

  Shares issued for consulting services       40,152           --           40,152

  Shares issued for research and
    development services                      74,000           --           74,000

  Net loss for the year ended
    December 31, 1999                       (976,928)          --         (976,928)
                                          ----------     --------       ----------
Balance, December 31, 1999                $  163,116           --       $  163,116
                                          ==========     ========       ==========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                                                     Period from
                                                     For the                 For the                June 12, 1996
                                                   Year Ended               Year Ended             (Inception) to
                                                December 31, 1999        December 31, 1998        December 31, 1999
                                                -----------------        -----------------        -----------------
Cash flows from operating activities:

     Net loss                                        $(976,928)             $(1,102,374)              $(2,180,333)

Adjustments to reconcile net loss
  to net cash used in operating
  activities:
     Depreciation and amortization                       2,706                      770                     3,476
     Issuance of stock for services                    114,152                  785,163                   906,034
     Loss on sale of asset                               2,608                     --                       2,608
Increase (decrease) in liabilities:
        Accounts payable, trade                          5,997                    8,617                    14,614
        Accounts payable, officer                         --                     (1,925)                     --
     Accrued payroll taxes                              34,523                    4,375                    38,898
                                                     ---------              -----------               -----------

Cash used in operating activities                     (816,942)                (305,374)               (1,214,703)
                                                     ---------              -----------               -----------
Cash flows used in investing activities:

     Purchase of equipment                             (17,393)                  (3,804)                  (21,197)
     Sale of equipment                                   5,000                     --                       5,000
                                                     ---------              -----------               -----------

Cash used in investing activities                      (12,393)                  (3,804)                  (16,197)
                                                     ---------              -----------               -----------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                                                             Period from
                                                              For the                  For the              June 12, 1996
                                                            Year Ended               Year Ended            (Inception) to
                                                         December 31, 1999        December 31, 1998       December 31, 1999
                                                         -----------------        -----------------       -----------------
Cash flows provided by financing activities:

  Acquisition of MedMark, Inc.                                    --                  $ 30,726              $   30,726

  Proceeds from the exercise of warrants                          --                   189,990                 189,990

  Payment of common stock subscription receivable                 --                    10,000                  10,000

  Proceeds from the issuance of common stock                  $808,232                 197,000               1,200,232

  Contribution to additional paid-in capital                      --                      --                     5,667

Cash provided by financing activities                          808,232                 427,716               1,436,615
                                                              --------                --------              ----------

Net increase (decrease) in cash                                (21,103)                118,538                 205,715

Cash at beginning of period                                    226,818                 108,280                    --
                                                              --------                --------              ----------

Cash at end of period                                         $205,715                $226,818                $205,715
                                                              ========                ========              ==========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                Supplemental Disclosure of Cash Flow Information

                                                                                                             Period from
                                                              For the                  For the              June 12, 1996
                                                            Year Ended               Year Ended            (Inception) to
                                                         December 31, 1999        December 31, 1998       December 31, 1999
                                                         -----------------        -----------------       -----------------
Interest paid                                                  --                       --                     $  1,375

Income taxes paid                                              $170                     $1,403                 $  1,973


      Supplemental Schedule of Non-Cash Investing and Financing Activities


Assets acquired in non-cash transactions:

      Acquisition of medical device license                    --                       --                     $    800

      Increase in common stock subscription receivable         --                       --                     $ 10,000

      Issuance of common stock                                 --                       --                     $(10,800)


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                   Notes to Consolidated Financial Statements

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


1.   Development Stage Operations

     Elast Technologies, Inc. (a company in the development stage) has a limited operating history with no revenues and no products or operable technology ready for the market. The Company is engaged in the ongoing development of its first product, a non-invasive medical device to test for allergies with real time, quantifiable, visually displayed results. Management's efforts to date have focused primarily on the development of the medical device and the raising of equity capital. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to successfully market its yet to be developed products and obtain additional capital. Management's plans are discussed further in Note 11.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Elast Technologies, Inc. (a Nevada corporation) (the "Company") and its subsidiary, Elast Technologies Corporation (a Delaware corporation) ("Elast Delaware"). All significant intercompany transactions have been eliminated. Prior to June 10, 1998, the Company was named Med Mark, Inc. ("Med Mark"). The name change was in conjunction with the reverse merger acquisition (Note 10).

     Revenue Recognition

     Revenue will be recognized when the Company's  goods are shipped.

     Cash and Equivalents

     The  Company  invests   portions  of  its  excess  cash  in  highly  liquid
     investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. In addition, the Company has no compensating balance requirements. The Company maintains its cash in bank accounts, which exceeded federally insured limits by $104,334 and $131,886 at December 31, 1999 and 1998, respectively. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Property and Equipment

     The Company records property and equipment at cost. Significant improvements, which extend the life of the underlying asset, are capitalized, and expenditures for normal maintenance and repairs are charged to operations. Depreciation is provided for property and equipment using the straight-line method over the expected useful lives. The Company's property and equipment consists of computers with an expected useful life of 5 years.

     Intangible Asset

     The Company recorded its intangible asset at cost. The intangible asset is amortized on a straight-line method over the shorter of its estimated useful live or its contractual term, whichever is shorter.

     Research and Development Costs

     Research and development expenditures are charged to operations as they are incurred.

     Impairment of Long-Lived Assets

     The Company annually evaluates its long-lived assets, including its intangible asset, described as a license to patented technology, for potential impairment. When circumstances indicate that the carrying amount of the asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss will be recognized. The Company's management has determined that there was no such impairment present at December 31, 1999 and 1998.

     Income Taxes

     The Company accounts for income taxes using the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Disclosures about Fair Value of Financial Instruments

     The Company accounts for the value of financial instruments using the fair value method.

     Stock Based Compensation

     Statement of Financial Account Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Compensation cost from stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods.

     Common Shares and Per Share Amounts

     All common shares and per share amounts have been adjusted to give retroactive effect, where applicable to the one for four reverse stock split.

     Earnings per Common Share

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share. This pronouncement replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share ("EPS"), respectively. Loss per share for the years ended December 31, 1999 and 1998, and for the period from June 12, 1996 (Inception) to December 31, 1999 have been calculated in accordance with this pronouncement.

     Basic EPS is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the year. Diluted EPS is similar to basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassification

     Certain reclassifications have been made to the 1998 financial statements in order to conform to the 1999 financial statement presentation.

3.   Property and Equipment

     Property and equipment at December 31, 1999 and 1998 consist of the following:

                                                  1999              1998
                                                --------          --------

     Computers                                  $ 12,896          $  3,804

     Less: accumulated depreciation               (2,224)             (370)
                                                --------          --------

     Total property and equipment, net          $ 10,672          $  3,434
                                                ========          ========


     Depreciation expense for the years ended December 31, 1999 and 1998 were $2,546 and $370, respectively.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


4.   Income Taxes

     At December 31, 1999 and 1998, the components of the provision for income taxes are as follows:

                                                        1999             1998
                                                      --------         --------
     Current tax expense:
          Federal                                         --               --
          State                                           --               --
                                                      --------         --------
                                                          --               --
                                                      --------         --------
     Deferred tax expense:
          Federal                                         --               --
          State                                           --               --
                                                      --------         --------
                                                          --               --
                                                      --------         --------
     Total provision                                      --               --
                                                      ========         ========

     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1999 and 1998 are as follows:

                                                   1999               1998
                                                ---------          ---------
     Deferred income tax asset:
           Capitalized expenses                 $ 719,707          $ 399,012
           Tax credits                             48,684             15,716
                                                ---------          ---------
      Total deferred income tax asset             768,391            414,728
           Valuation allowance                   (768,391)          (414,728)
                                                ---------          ---------

      Net deferred income tax liability              --                 --
                                                =========          =========

     The Company, based upon its history of losses during its development stage and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


4.   Income Taxes, Continued

     Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

                                                             1999      1998
                                                            ------    ------
     Tax expense at the U.S. statutory income tax rate        34.0%     34.0%
     Increase in the valuation allowance                     (36.2)    (34.2)
     Other                                                     2.2      (0.2)
                                                            ------    ------

     Effective income tax rate                                --        (0.4)%
                                                            ======    ======

     As  of  December  31,  1999,  the  Company  has  a  federal   research  and
     experimentation credit carryover of $48,684. The credits will begin to expire in 2011.

5.   Related Party Transactions

     Licensing Agreement

     In 1996 the Company entered into a licensing agreement with an individual who is an officer and major shareholder whereby the Company received the exclusive right to develop, manufacture, and market an allergy detection, non-invasive, medical device (Electronic Allergo-Sensitivity Test Device, U.S. Patent No. 5413113). The Company issued 3,200,000 shares of Company common stock with a value of $800. The licensing agreement does not require any royalty payments. The licensing agreement is for a term of five years, with the Company holding options to extend the agreement for two additional five-year terms at no additional cost.

     Vehicle Acquisition

     In 1999 the Company paid $11,000 to an officer and major shareholder for rental and purchase of a vehicle. Of the amount paid, $2,700 represented automobile rental and $8,300 represented the purchase price. The automobile was used for business purposes and subsequently sold to an independent party for $5,000. The Company recognized a $2,608 loss from the sale of the asset.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


5.   Related Party Transactions, Continued

     Housing Expenses

     In 1999, an officer was provided housing in a residence owned by a different officer who is a major shareholder. The Company paid $15,000 for the housing and the cost was included in lessee officer's compensation.

6.   Commitments and Contingencies

     Patent Technology

     In 1996, the Company entered into a technology licensing agreement that provided for its use of certain intellectual property described by a United States patent. Since obtaining the license rights, the Company has expended significant research and development efforts in conjunction with the intellectual property that has resulted in significant modifications and enhancements. The Company's efforts to date, plus its anticipated efforts in the future, raise doubt that the final technology involved in the medical device will be protected by the original patent.

     Stock Options Dispute

     A dispute between the Company and a former director exists relating to options to purchase common stock granted by Elast Delaware, prior to its merger with the Company. The former director claims the 100,000 options granted to him by Elast Delaware are options to purchase shares of the Company. The Company has reviewed this matter and the relevant documentation and believes the former director's claim is without merit, and plans to vigorously defend itself in the event legal action is commenced.

     Employment Taxes

     The Company, in its fiduciary capacity as an employer, has the primary responsibility for deducting and remitting both the employer and employee portions of payroll related taxes to the appropriate governmental agencies. Since inception, the Company paid $548,419 in compensation to three of its officers upon which taxes were not withheld from these employees nor remitted to the appropriate governmental authorities. If, as a result of not withholding employment taxes, the employees incur an income tax liability that ultimately

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


6.   Commitments and Contingencies, Continued

     Employment Taxes, Continued

     results in a deficiency, the Company becomes contingently responsible, if the employees cannot or do not satisfy that liability. Since inception, the Company is contingently liable for these taxes, penalties, and interest, which approximate $207,000. The employer portion of the payroll related taxes has been recorded as a liability by the Company.

     Termination Dispute

     A dispute exists between the Company and another former officer and director of the Company. In December 1999, this former officer and director was removed from the Board of Directors and terminated as an officer. The Company anticipates legal action may result from this matter. The Company intends to vigorously oppose any such action. The Company is engaged in discussions with this individual and may consider settlement of this matter provided the terms of such settlement are reasonable and in the best interests of the Company. However, an estimate of any settlement or amount of loss, if any, from an unfavorable outcome from litigation cannot be made at this time.

     Operating Leases

     The Company leases an automobile under an operating lease with a fixed term through June 2002. Future minimum lease payments at December 31, 1999 are as follows:

         2000                                           $ 8,396
         2001                                             8,396
         2002                                             4,198
                                                        -------
         Total minimum lease payments                   $20,990
                                                        =======

7.   Stock Based Compensation

     During 1999, the Company's Board of Directors granted options to purchase 150,000 shares of the Company's common stock to two members of the Board of Directors. The options

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


7.   Stock Based Compensation, Continued

     were issued with an exercise price of $1.50 with 100,000 expiring in March 2003 and 50,000 expiring in July 2002. As the directors are employees of the Company, the options were accounted for under APB No. 25. The exercise price of the options equaled or exceeded the fair value of the Company's common stock at the date of grant. Consequently, no compensation expense was recognized in connection with the issuance of these options.

     On February 13, 1998, the Board of Directors of Elast Delaware granted 100,000 options to purchase common stock to each of the three members of the Board of Directors of Elast Delaware in recognition of their service to it. The 300,000 options have a three year term are exercisable at $2.00 per share. Two of the Directors were employees of Elast Delaware, and their options were accounted for under APB No. 25. The options were granted at prices which equaled or exceeded the fair value of Elast Delaware's common stock at the date of grant. Consequently, no compensation expense was recognized in connection with the issuance of these 200,000 options. The 100,000 options issued to the nonemployee director were valued in accordance with the provision of SFAS No. 123 and determined to have no value, therefore no compensation expense was recognized.

     The following summarizes information about stock options of the Company granted and outstanding at December 31, 1999 and 1998, and changes during the years then ended:

                                                1999                         1998
                                       ----------------------        ---------------------
                                                     Exercise                     Exercise
                                       Options         Price         Options        Price
                                       -------       --------        -------      --------
     Outstanding at beginning
        of year                            --            --            --            --
     Granted                            150,000         $1.50          --            --
     Exercised                             --            --            --            --
     Forfeited                             --            --            --            --
                                        -------         -----         -----         -----
     Outstanding at end of year         150,000         $1.50          --            --
                                        =======         =====         =====         =====

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


7.   Stock Based Compensation, Continued

     The following summarizes information about the stock options of Elast Delaware granted and outstanding at December 31, 1999 and 1998, and changes during the years then ended:

                                                 1999                          1998
                                        ------------------------      ------------------------
                                                        Exercise                      Exercise
                                        Options          Price        Options          Price
                                        -------         --------      -------         --------
     Outstanding at beginning
        of year                         300,000         $  2.00          --              --
     Granted                               --              --         300,000         $  2.00
     Exercised                             --              --            --              --
     Forfeited                             --              --            --              --
                                        -------         -------       -------         -------
     Outstanding at end of year         300,000         $  2.00       300,000         $  2.00
                                        =======         =======       =======         =======

     The Company continues to account for stock-based compensation to employees using the intrinsic value method as prescribed in APB No. 25 under which no compensation cost for options is recognized for options granted at or above fair market value of the Company's common stock at the date of grant. Had the compensation expense for options awards been determined based upon fair values at the grant dates in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share for the year ended December 31, 1999 would have been the amount indicated in the following schedule. There was no effect on the Company's pro forma net loss and net loss per share for the year ended December 31, 1998.

     The Black-Scholes Option Pricing Model was developed for use in estimating the fair value of traded options. The Company's employee stock options have characteristics significantly different from those of traded options, such as vesting restriction and extremely limited transferability. In addition, the assumptions used in option valuation models are highly subjective, particularly the expected stock price volatility of the underlying stock. Because changes in these subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


7.   Stock Based Compensation, Continued

     The pro forma effect on net loss for the year ended December 31, 1999 may not be representative of the actual results had the Company accounted for the stock options using the fair value method.

     Net loss, as reported                                   $    (976,928)
     Pro forma net loss                                      $  (1,134,928)
     Basic loss per share                                    $       (0.13)
     Pro forma net loss per share                            $       (0.15)

     For purposes of the above pro forma calculation, the fair value of options granted in 1999 and 1998 is estimated using the BSOPM with the weighted average assumptions listed below.

                                                      1999              1998
                                                   --------          --------

     Risk-free interest rate                          4.850%            5.000%
     Expected stock dividend yield                     --                --

     Expected stock price volatility 0.834            0.834             0.834

     Expected life in years                           1.000             3.000

     Summary information about the Company's options outstanding at October 31, 1999:

                                                             The             Subsidiary
                                                           Company        (Elast Delaware)
                                                           -------        ----------------
     Exercise price                                      $      1.50         $      2.00
     Options outstanding, December 31, 1999                  150,000             300,000
     Weighted average remaining contractual life           1.1 years           1.1 years
     Weighted average exercise price                     $      1.50         $      2.00
     Options exercisable, December 31, 1999                  150,000             300,000
     Weighted average exercise price                     $      1.50         $      2.00

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


8.   Stock Purchase Warrants

     The Company's private placement offering of stock in 1999 was accomplished with the sale of 500,000 units comprised of one share of common stock and one stock purchase warrants. The stock purchase warrants were immediately exercisable upon issuance. The stock purchase warrants provide for an exercise price of $2.40 and expire in July 2004. To date, none of the stock purchase warrants have been exercised.

     At December 31, 1999 and 1998, the Company had outstanding warrants to purchase 500,000 and 40,032 shares of the Company's common stock, at prices of $2.40 and $.38 per share, respectively. Warrants to purchase 40,032 shares expired on September 30, 1999. At December 31, 1999 and 1998, 500,000 and 40,032 shares of common stock, respectively, were reserved for this purpose.

9.   Loss Per Common Share

     In the year ended December 31, 1997, the Company adopted SFAS No. 128, Earnings per Share. Loss per common share has been calculated in accordance with this statement.

     Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of basic and diluted loss per common share for the years ended December 31, 1999 and 1998 are as follows:

                                                                                                 Period from
                                                            For the              For the         June 12, 1996
                                                          Year Ended           Year Ended       (Inception) to
                                                       December 31, 1999    December 31, 1998  December 31, 1999
                                                       -----------------    -----------------  -----------------
     Net loss available to common stockholders          $      (976,928)     $    (1,102,374)   $    (2,180,333)

     Weighted-average shares, basic and diluted               7,711,880            5,798,194          5,446,490
                                                        ---------------      ---------------    ---------------
     Loss per common share, basic and diluted           $         (0.13)     $         (0.19)   $         (0.40)
                                                        ===============      ===============    ===============

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


9.    Loss Per Common Share, Continued

      The effect of the potentially dilutive securities listed below was not included in the computation of diluted loss per share because to do so would have been antidilutive for the periods presented.

                                                                                                              Period from
                                                                For the                 For the              June 12, 1996
                                                              Year Ended              Year Ended            (Inception) to
                                                           December 31, 1999       December 31, 1998       December 31, 1999
                                                           -----------------       -----------------       -----------------
     Shares of common stock issuable under:
          Stock options of the Company                          150,000                    --                    150,000
          Stock options of  consolidated subsidiary             300,000                 300,000                  300,000
          Stock purchase warrants of the Company                500,000                  40,032                  500,000
                                                                -------                 -------                  -------

                                                                950,000                 340,032                  950,000
                                                                =======                 =======                  =======

10.  Stock Transactions

     Shares Issued to Acquire a License Agreement

     In 1996, the Company issued 3,200,000 shares of its stock for $800 to obtain a licensing agreement from an individual, who is an officer of the Company (Note 5).

     Shares Issued for Services

     In 1996, the Company issued 21,332 shares for legal services related to corporate formation and preparation of the Company's private placement memorandum. The shares of Company stock were issued for legal services valued at $6,719.

     In 1998 the Company issued 270,000 shares for consulting and engineering services and employee compensation as follows:

          Consultants were issued 115,000 shares as additional recognition of their services to the Company. The shares were valued at their fair value at the time of issuance, $1.50 per share.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


10.  Stock Transactions, Continued

     Shares Issued for Services, Continued

          An outside engineer was issued 55,000 shares as additional recognition of his services to the Company. The shares were valued at fair value at the date of their issuance, $1.54 per share.

          An officer and major shareholder was issued 100,000 shares as additional recognition of his continuing efforts related to the development of the technology. The shares were valued at their fair value at the date of issuance, $1.50 per share.

     In 1999 the Company issued 76,133 shares for consulting and research and development services as follows:

          Consultants were issued 26,133 shares as additional recognition of their services to the Company. The shares were valued at their fair value at the time of issuance, $1.54 per share.

          Research and development engineers were issued 50,000 shares as additional recognition of their services to the Company. The shares were valued at fair value at the time of issuance, $1.48 per share.

     Private Placement Offerings

     In 1996, the Company, in a private placement offering, sold 546,672 units consisting of one share of common stock and one stock purchase warrant (the "warrants") at an exercise price of $0.38 per share. The warrants were redeemable at $0.38 per warrant immediately upon issuance, and expired on September 30, 1999.

     In 1998, the Company, in a private placement offering, sold 394,000 shares of common stock at $0.50 per share.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


10.  Stock Transactions, Continued

     Private Placement Offerings, Continued

     In 1999, the Company, in a private placement offering, sold 500,000 units at $1.00 per unit consisting of one share of common stock and one stock purchase warrant ("warrants") at an exercise price of $2.40 per share. The warrants are exercisable immediately and they will expire in July 2004. The proceeds of from the sale of the units were allocated between the common stock and warrants based on their relative market values.

     In 1999, the Company, in a private placement offering, sold 205,900 shares of common stock at $1.50 per share.

     Common Shares Issued for Warrants Exercised

     During 1997, 506,640 warrants were exercised resulting in the issuance of 506,640 shares of common stock.

     Shares Issued for Raising Capital

     In 1998, the Company issued 1,007,472 shares of stock for consulting services related to the acquisition of Med Mark, Inc. (a reverse merger). One of the individuals who received 200,000 shares for the acquisition-related consulting services is an officer of the Company. The shares were valued at $0.38 per share.

     Acquisition of Med Mark, Inc. (Reverse Merger)

     On June 10, 1998, the Company acquired all of the outstanding common stock of Elast Delaware in a business combination accounted for as a purchase. For accounting purposes, the acquisition has been treated as the acquisition of the Company by Elast Delaware with Elast Delaware as the acquiror (reverse acquisition). The effective purchase price was 1,220,000 shares of the Company's common stock. The Company, formerly known as Med Mark, had no operations as of the acquisition date. No goodwill has been recorded as a result of this transaction. As this transaction is treated as a reverse merger acquisition, the historical financial statements prior to June 10, 1998 are those of Elast Delaware.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


10.  Stock Transactions, Continued

     Stock Issued to Correct a Stock Issuance Error

     In 1998, the Company issued 13,332 shares to correct an error on a previous stock issuance.

11.  Management's Plan, (Unaudited)

     The Company is presently continuing research and development activities relating to a non-invasive, patented allergy-testing device (the "device"), which the Company owns the rights to develop, test, manufacture and market. To further advance the research and development of the device, and to validate the scientific principle of bio-voltage measurement, an extensive period of testing will commence in conjunction with the University of California at San Diego.

     Once the initial testing of the device is completed, the Company intends to have approximately 10 units of the device manufactured, which will be provided to a selected group of physicians and scientists. The operating plan is to develop the device on a stand-alone basis, which is user-friendly and fully self-contained. Once the device gains acceptance in the medical community, the Company anticipates that a patient home-testing unit may be developed.

     The Company plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents. In addition, it may acquire the right to sell or distribute existing products, or obtain licensing, marketing, distribution or other rights to compatible products. However, other than costs related to the continued development of the device, the Company does no anticipate significant expenditures on acquisition or development of other products during the next year. The Company will focus its initial marketing and distribution efforts on development and commercial exploitation of the device. The present plan is to lease or license the device to minimize costs and create an informed and updated client base.

     It may be necessary to raise additional funds to complete prototype development and limited clinical trials of the device. However, if the device performs as anticipated, the Company's management believes that they will be able to raise the funds necessary to begin production of the devices for clinical trials and the Food and Drug Administration approval process by the sale of the Company's capital stock, debt, and/or licensing certain proprietary rights.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


11.  Management's Plan, (Unaudited), Continued

     Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the device, sufficient funds may not be available to enable the device to be completed and brought to market.

12.  Subsequent Events (Unaudited)

     Subsequent to year end, the Company initiated an offering of 1,000,000 shares of its $.001 par value common stock on a best efforts basis pursuant to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission. On or about February 23, 2000, the Company was informed by the Securities and Exchange Commission that its Registration Statement on Form SB-2 was effective and placed 800,000 of those shares in CEDE & Company through DTC, one of the world's largest securities depository and a national clearinghouse for the settlement of trades in corporate and municipal securities. DTC is a limited purpose trust company under New York Banking Law, a member of the Federal Reserve System, and a registered clearing agency with the Securities and Exchange Commission. Additionally, the Company placed (i) 50,000 of those shares with Xcell Associates, a market maker; (ii) 50,000 of those shares with NC Capital, a market maker; and (iii) 33,334 of those shares with ARDT, an investment banker. On or about March 7, 2000, the Company was informed by the Securities and Exchange Commission that the financial statements filed with the Company's Registration Statement on Form SB-2 were not current, and that the Company must file a Post-Effective Amendment containing more recent financial statements and a Consent of Auditors to use those more recent financial statements. The Company directed that the 800,000 shares in DTC be returned to certificate form and none of those shares were delivered to any prospective purchaser. As of March 13, 2000, the shares placed with Xcell Associates, NC Capital and ARDT had not been sold or distributed to any person.


                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                        Consolidated Financial Statements

                                   (Unaudited)


                            As of March 31, 2000 and
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                 Index to the Consolidated Financial Statements
                                   (Unaudited)

                            As of March 31, 2000 and
          For the Three Month Period Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------


Consolidated Financial Statements (Unaudited) of Elast Technologies, Inc.:

     Consolidated Balance Sheet (Unaudited), March 31, 2000...................1

     Consolidated  Statements  of Operations  (Unaudited)  for Each of the
        Three Month Periods Ended March 31, 2000 and 1999 and for
        the Period from June 12, 1996 (Inception) to March 31, 2000 ..........2

     Consolidated  Statements of Shareholders'  Equity (Unaudited) for
        the Period from June 12, 1996 (Inception) to March 31, 2000...........3

     Consolidated  Statements  of Cash Flows  (Unaudited)  for Each of
        the Three Month  Periods Ended March 31, 2000 and 1999 and for
        the Period from June 12, 1996 Inception) to March 31, 2000 ...........5

Notes to the Consolidated Financial Statements................................9

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                           Consolidated Balance Sheet
                                   (Unaudited)
                                 March 31, 2000

--------------------------------------------------------------------------------


                                     ASSETS

Current assets:

     Cash and equivalents                                          $    671,053
                                                                   ------------

          Total current assets                                          671,053

Property and equipment, net                                              10,027
License, net                                                                200
                                                                   ------------

Total  assets                                                      $    681,280
                                                                   ============


                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable, trade                                       $       --
     Accrued payroll and payroll taxes                                   38,899
                                                                   ------------
          Total current liabilities                                      38,899
Notes payable                                                           450,832
                                                                   ------------

Total  liabilities                                                      489,731
                                                                   ------------

Shareholders' equity:
     Common  stock,  $.001 par value; 25,000,000
        shares authorized; 8,751,215 shares issued
        and outstanding at March 31, 2000                                 8,751
     Additional paid-in capital                                       2,995,701
     Additional paid-in capital for warrants                            205,000
     Deficit accumulated during the development stage                (3,017,903)
                                                                   ------------

Total shareholders' equity                                              191,549
                                                                   ------------

Total liabilities and shareholders' equity                         $    681,280
                                                                   ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                       Consolidated Statements of Operations
                                   (Unaudited)
         For the Period from June 12, 1996 (Inception) to March 31, 2000

--------------------------------------------------------------------------------

                                                                                                 Period from
                                                       For the               For the            June 12, 1996
                                                 Three Months Ended    Three Months Ended       (Inception) to
                                                   March  31, 2000       March  31, 1999        March 31, 2000
                                                   ---------------       ---------------        --------------
Operating costs:
     Officers compensation                         $   388,810            $    13,900            $   937,229
     Research and development                           38,285                 70,192                544,350
     Legal and professional                             89,560                  1,355                727,937
     Investor relations                                 22,375                 40,400                347,216
     Financing consulting fee                          219,675                   --                  279,675
     Other operating costs and
         expenses                                       81,285                 72,544                215,198
                                                   -----------            -----------            -----------

          Total operating costs                        839,990                198,391              3,051,605

Interest income                                         (2,420)                (1,694)               (33,702)
                                                   -----------            -----------            -----------

Net loss                                           $   837,570            $   196,697            $ 3,017,903
                                                   ===========            ===========            ===========



Loss per common share -
  basic and diluted                                $     (0.10)           $     (0.03)           $     (0.54)
                                                   ===========            ===========            ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                 Consolidated Statements of Shareholders' Equity
         For the Period from June 12, 1996 (Inception) to March 31, 2000
                                   (unaudited)
--------------------------------------------------------------------------------

                                                  Elast Technologies, Inc.
                                               Elast Technologies Corporation  Formerly Med Mark, Inc.)
                                                   (A Delaware Corporation)     (A Nevada Corporation)
                                                   ------------------------     ----------------------    Price    Additional
                                                     Common        Common       Common         Common      Per       Paid-in
                                                     Shares         Stock        Shares         Stock     Share      Capital
                                                     ------         -----        ------         -----     -----      -------
Balance, June 12, 1996 (inception)                  --             --              --          --                       --

Shares issued for the medical device
     license                                   3,200,000      $   3,200            --          --                     (2,400)
  Shares issued for legal services                21,332             21            --          --      $    0.31       6,698
  Contribution of funds expended by
     the major shareholder on the
     Company's behalf                               --             --              --          --                      4,167
  Shares issued in private placement             546,672            547            --          --           0.38     204,453
  Net loss from inception to December
     31, 1996                                       --             --              --          --                       --
                                               ---------      ---------          ------       -----                  -------

Balance, December 31, 1996                     3,768,004          3,768            --          --                    212,918

  Contribution of funds expended by
     the major shareholder on the
     Company's behalf                               --             --              --          --                      1,500
  Net loss for the year
      ended December 31, 1997                       --             --              --          --                       --
                                              ----------      ---------         -------       -----                  -------


Balance, December 31, 1997                     3,768,004          3,768            --          --                    214,418
                                              ----------      ---------         -------       -----                  -------


                                                           Deficit                      Less:
                                            Detachable    Accumulated                   Common
                                               Stock      During the                    Stock
                                             Purchase     Development                Subscription
                                             Warrants        Stage       Subtotal     Receivable      Total
                                             --------        -----       --------     ----------      -----
Balance, June 12, 1996 (inception)               --            --            --            --          --

  Shares issued for the medical device
     license                                     --            --       $     800          --       $   800
  Shares issued for legal services               --            --           6,719          --         6,719
  Contribution of funds expended by
     the major shareholder on the
     Company's behalf                            --            --           4,167          --         4,167
  Shares issued in private placement             --            --         205,000     $ (10,000)    195,000
  Net loss from inception to December
     31, 1996                                    --         (38,309)      (38,309)         --       (38,309)
                                            ---------     ---------     ---------     ---------     -------

Balance, December 31, 1996                       --         (38,309)      178,377       (10,000)    168,377

  Contribution of funds expended by
     the major shareholder on the
     Company's behalf                            --            --           1,500          --         1,500
  Net loss for the year
      ended December 31, 1997                    --         (62,722)      (62,722)         --       (62,722)
                                            ---------     ---------     ---------     ---------     -------


Balance, December 31, 1997                       --        (101,031)      117,155       (10,000)    107,155
                                            ---------     ---------     ---------     ---------     -------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                 Consolidated Statements of Shareholders' Equity
         For the Period from June 12, 1996 (Inception) to March 31, 2000
                                   (unaudited)
--------------------------------------------------------------------------------

                                                                                Elast Technologies, Inc.
                                           Elast Technologies Corporation      (Formerly Med Mark, Inc.)
                                              (A Delaware Corporation)          (A Nevada Corporation)
                                            ---------------------------      ---------------------------    Price       Additional
                                               Common          Common          Common          Common        Per         Paid-in
                                               Shares           Stock          Shares          Stock        Share        Capital
                                             -----------     -----------     -----------    -----------    ---------    -----------
Balance, December 31, 1997                     3,768,004     $     3,768            --             --                   $   214,418
  Shares outstanding prior to the
     reorganization                                 --              --         1,220,000    $     1,220         --           29,506
  Shares issued in private placement             394,000             394            --             --      $   0.50         196,606
  Payment of  receivable arising  from
     issuance of common stock                       --              --              --             --           --             --
  Shares issued on the exercise of
     warrants                                    506,640             507            --             --          0.38         189,483
  Shares issued to consultant in
     connection with the reorganization        1,007,472           1,007            --             --          0.38         376,791
  Shares issued and surrendered in
     the acquisition of Elast
     Technologies, Inc. (a Nevada
     Corporation) (reverse merger)            (5,676,116)         (5,676)      5,676,116          5,676         --             --
  Shares issued for consulting
     services, engineering services,
     and employee compensation                      --              --           270,000            270        1.51         407,095
  Shares issued to an existing
   shareholder to  correct a stock
   issuance error                                   --              --            13,332             13         --              (13)
  Net loss for the year ended
     December 31, 1998                              --              --              --             --           --             --
                                             -----------     -----------     -----------    -----------    ---------    -----------
Balance, December 31, 1998                          --              --         7,179,448    $     7,179                 $ 1,413,886
                                             -----------     -----------     -----------    -----------    ---------    -----------

                                                                   Deficit                         Less:
                                                     Detachable   Accumulated                      Common
                                                      Stock        During the                      Stock
                                                      Purchase    Development                    Subscription
                                                      Warrants       Stage         Subtotal       Receivable         Total
                                                      --------    -----------     -----------     -----------     -----------
Balance, December 31, 1997                                --      $  (101,031)    $   117,155     $   (10,000)    $   107,155
  Shares outstanding prior to the
     reorganization                                       --             --            30,726            --            30,726
  Shares issued in private placement                      --             --           197,000            --           197,000
  Payment of  receivable arising  from
     issuance of common stock                             --             --              --            10,000          10,000
  Shares issued on the exercise of
     warrants                                             --             --           189,990            --           189,990
  Shares issued to consultant in
     connection with the reorganization                   --             --           377,798            --           377,798
  Shares issued and surrendered in
     the acquisition of Elast
     Technologies, Inc. (a Nevada
     Corporation) (reverse merger)                        --             --              --              --              --
  Shares issued for consulting
     services, engineering services,
     and employee compensation                            --             --           407,365            --           407,365
  Shares issued to an existing
   shareholder to  correct a stock
   issuance error                                         --             --              --              --              --
  Net loss for the year ended
     December 31, 1998                                    --       (1,102,374)     (1,102,374)           --        (1,102,374)
                                                      --------    -----------     -----------     -----------     -----------
Balance, December 31, 1998                                --      $(1,203,405)    $   217,660     $      --       $   217,660
                                                      --------    -----------     -----------     -----------     -----------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                 Consolidated Statements of Shareholders' Equity
         For the Period from June 12, 1996 (Inception) to March 31, 2000
                                   (unaudited)
--------------------------------------------------------------------------------

                                                                                 Elast Technologies, Inc.
                                                 Elast Technologies Corporation (Formerly Med Mark, Inc.)
                                                    (A Delaware Corporation)     (A Nevada Corporation)
                                                    -----------------------     -------------------------     Price      Additional
                                                     Common      Common          Common         Common          Per         Paid-in
                                                     Shares       Stock          Shares         Stock         Share        Capital
                                                     ------       -----          ------         -----         -----        -------
Balance, December 31, 1998                              --          --        7,179,448      $   7,179                 $ 1,413,886
  Shares issued in private placement                    --          --          205,900            206         1.50        308,044
  Shares issued in private placement                    --          --          500,000            500         0.59        294,482
  Shares issued for consulting services                 --          --           26,133             26         1.54         40,126
  Shares issued for research and
     development services                               --          --           50,000             50         1.48         73,950
  Net loss for the year ended
     December 31, 1999                                  --          --             --             --           --             --
                                                 -----------   ---------    -----------      ---------    ---------    -----------
Balance, December 31, 1999                              --          --        7,961,481          7,961         --        2,130,488
                                                 -----------   ---------    -----------      ---------    ---------    -----------

  Shares issued in private placement                    --          --          273,334            274         1.30        356,394
  Shares issued, currently in litigation                --          --          266,000            266         0.00           (266)
  Shares issued as officer compensation                 --          --          144,000            144         2.01        289,516
  Shares issued for consulting services                 --          --           50,000             50         1.77         88,400
  Shares issued for consulting services                 --          --           56,400             56         2.33        131,169
  Net loss for the three months ended
     March  31, 2000                                    --          --             --             --           --             --
                                                 -----------   ---------    -----------      ---------    ---------    -----------
Balance, March 31, 2000 (unaudited)                     --          --        8,751,215      $   8,751         --      $ 2,995,701
                                                 ===========   =========    ===========      =========    =========    ===========

                                                              Deficit                          Less:
                                            Detachable      Accumulated                       Common
                                               Stock         During the                        Stock
                                             Purchase       Development                      Subscription
                                             Warrants          Stage          Subtotal       Receivable         Total
                                             --------          -----         ----------      ----------        -------
Balance, December 31, 1998                         --       $(1,203,405)    $   217,660            --      $   217,660
  Shares issued in private placement               --              --           308,250            --          308,250
  Shares issued in private placement        $   205,000            --           499,982            --          499,982
  Shares issued for consulting services            --              --            40,152            --           40,152
  Shares issued for research and
     development services                          --              --            74,000            --           74,000
  Net loss for the year ended
     December 31, 1999                             --          (976,928)       (976,928)           --         (976,928)
                                            -----------     -----------     -----------     -----------    -----------
Balance, December 31, 1999                      205,000      (2,180,333)        163,116            --          163,116
                                            -----------     -----------     -----------     -----------    -----------

  Shares issued in private placement               --              --           356,668            --          356,668
  Shares issued, currently in litigation           --              --              --              --             --
  Shares issued as officer compensation            --              --           289,660            --          289,660
  Shares issued for consulting services            --              --            88,450            --           88,450
  Shares issued for consulting services            --              --           131,225            --          131,225
  Net loss for the three months ended
     March  31, 2000                               --          (837,570)       (837,570)           --         (837,570)
                                            -----------     -----------     -----------     -----------    -----------
Balance, March 31, 2000 (unaudited)         $   205,000     $(3,017,903)    $   191,549            --      $   191,549
                                            ===========     ===========     ===========     ===========    ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------

                                                                                                    Period from
                                                             For the               For the          June 12, 1996
                                                       Three Months Ended    Three Months Ended    (Inception) to
                                                         March  31, 2000        March 31, 1999      March 31, 2000
                                                         ---------------        --------------      --------------
Cash flows from operating activities:

     Net loss                                                 $  (837,570)        $  (196,697)        $(3,017,903)

Adjustments to reconcile net loss to net
      cash used in operating activities:
     Depreciation and amortization                                    685                 230               4,161
     Issuance of stock for services                               509,337              39,928           1,415,371
     Loss on sale of asset                                           --                  --                 2,608

Increase (decrease) in liabilities:
     Accounts payable, trade                                      (14,614)             (8,512)               --
     Accrued payroll taxes                                           --                  --                38,898
                                                              -----------         -----------         -----------
Cash used in operating activities                                (342,162)           (165,051)         (1,556,865)
                                                              -----------         -----------         -----------
Cash flows provided by (used in) investing activities:

    Purchase of equipment                                            --                  --               (21,197)
     Sale of equipment                                               --                  --                 5,000
                                                              -----------         -----------         -----------
Cash used in investing activities                                    --                  --               (16,197)
                                                              -----------         -----------         -----------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------

                                                                               Period from
                                                             For the              For the          June 12, 1996
                                                        Three Months Ended   Three Months Ended    (Inception) to
                                                          March  31, 2000      March 31, 1999      March 31, 2000
                                                          ---------------      --------------      --------------
Cash flows provided by financing activities:

     Acquisition of MedMark, Inc.                                --                   --            $   30,726
     Proceeds from the exercise of
        warrants                                                 --                   --               189,990
     Payment of common stock
        subscription receivable                                  --                   --                10,000
     Proceed from the issuance of
        notes payable                                      $  450,832                 --               450,832
     Proceeds from the issuance of
        common stock                                          356,668           $  208,250           1,556,900
     Contribution to additional
        paid-in capital                                          --                   --                 5,667
                                                           ----------           ----------          ----------
Cash provided by financing
   activities                                                 807,500              208,250           2,244,115
                                                           ----------           ----------          ----------

Net increase in cash                                          465,338               43,199             671,053

Cash at beginning of period                                   205,715              226,818                --
                                                           ----------           ----------          ----------

Cash at end of period                                      $  671,053           $  270,017          $  671,053
                                                           ==========           ==========          ==========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
<-------------------------------------------------------------------------------

                Supplemental Disclosure of Cash Flow Information

                                                                                                     Period from
                                                             For the               For the           June 12, 1996
                                                       Three Months Ended    Three Months Ended    (Inception) to
                                                         March  31, 2000       March 31, 1999       March 31, 2000
                                                         ---------------       --------------       --------------

Interest paid                                                  --                      --              $  1,375

Income taxes paid                                              --                      --              $  1,973


                   Supplemental Schedule of Non-Cash Investing
                            and Financing Activities


Assets acquired in non-cash transactions:

      Acquisition of medical device license                    --                      --              $    800

      Increase in common stock subscription
          receivable                                           --                      --              $ 10,000

      Issuance of common stock                                 --                      --              $(10,800)


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------


1.   Basis  of   Presentation

     In the opinion of the management of Elast Technologies, Inc. (a development stage company) (the "Company"), the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments necessary to present fairly its financial position as of March 31, 2000, the results of its operations for the three months ended March 31, 2000 and 1999 and for the period from June 12, 1996 (inception) to March 31, 2000, and the statements of shareholders' deficit and cash flows for the three months ended March 31, 2000 and for the period from June 12, 1996 (inception) to March 31, 2000.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with the financial statements and footnotes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

2.   Development Stage Operations

     Elast Technologies, Inc. (a development stage company) has a limited operating history with no revenues and no products or operable technology ready for the market. The Company is engaged in the ongoing development of its first product, a non-invasive medical device to test for allergies with real time, quantifiable, visually displayed results. Management's efforts to date have focused primarily on the development of the medical device and the raising of equity capital. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to successfully market its yet to be developed products and obtain additional capital.

3.   Loss Per Common Share

     In the year ended March 31, 1997, the Company adopted SFAS No. 128, Earnings per Share. Loss per common share has been calculated in accordance with this statement.

     Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------


3.   Loss Per Common Share, Continued

     The computations of basic and diluted loss per common share for the periods follows.

                                                                                                       Period from
                                                             For the             For the              June 12, 1996
                                                       Three Months Ended    Three Months Ended      (Inception) to
                                                         March  31, 2000      March  31, 1999         March 31, 2000
                                                         ---------------      ---------------         --------------
Net loss available to common
     stockholders                                         $  (837,570)          $  (196,697)             (3,017,903)
      Weighted-average shares, basic and diluted            8,249,294             7,214,106               5,630,115
                                                          -----------           -----------           -------------
      Loss per common share, basic and
          diluted                                         $     (0.10)          $     (0.03)          $       (0.54)
                                                          ===========           ===========           =============

4.    Notes Payable
      Notespayable as of March 31,  2000 are as  follows:

          Notes  payable to two individuals, without
          collateral each with an effective interest
          rates of 9% per annum, maturing on
          March 31, 2002. Interest only payments
          are due quarterly                                                                           $     450,832
                                                                                                      -------------
     Total notes payable                                                                                    450,832
          Less: current maturities                                                                             --
                                                                                                      -------------

     Long term portion of notes payable                                                               $     450,832
                                                                                                      =============

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------


6.   Contingencies

     Patent Technology

     In 1996, the Company entered into a technology licensing agreement that provided for its use of certain intellectual property described by a United States patent. Since obtaining the license rights, the Company has expended significant research and development efforts in conjunction with the intellectual property that has resulted in significant modifications and enhancements. The Company's efforts to date, plus its anticipated efforts in the future, raise doubt that the final technology involved in the medical device will be protected by the original patent.

     Employment Taxes

     The Company, in its fiduciary capacity as an employer, has the primary responsibility for deducting and remitting both the employer and employee portions of payroll related taxes to the appropriate governmental agencies. Since inception, the Company paid $548,419 in compensation to three of its officers upon which taxes were not withheld from these employees nor remitted to the appropriate governmental authorities. If, as a result of not withholding employment taxes, the employees incur an income tax liability that ultimately results in a deficiency, the Company becomes contingently responsible, if the employees cannot or do not satisfy that liability. Since inception, the Company is contingently liable for these taxes, penalties, and interest, which approximate $207,000. The employer portion of the payroll related taxes has been recorded as a liability by the Company.

5.   Stock Transactions

     Shares Issued for Officer Compensation

     In 2000, the Company issued 144,000 shares to officers as compensation. One officer was issued 19,000 shares for services provided and another was issued 125,000 shares as part of a termination settlement. The shares were valued at fair value at the time of issuance, $2.01 per share.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
      For Each of the Three Month Periods Ended March 31, 2000 and 1999 and
         For the Period from June 12, 1996 (Inception) to March 31, 2000
--------------------------------------------------------------------------------


5.   Stock  Transactions Continued

     Private Placement Offering

     In 2000, the Company, in a private placement offering, sold 273,334 shares of common stock at $1.30.

     Shares Issued for Services

     In 2000, the Company issued 106,400 shares for finance consulting service as follows:

          Consultants were issued 50,000 shares for their finance consulting services. The shares were valued at their fair value at the time of issuance, $1.77 per share.

          Consultants were issued 56,400 shares for their finance consulting and public relations services. The shares were valued at their fair value at the time of issuance, $2.33 per share.

     Shares Issued, Currently in Litigation

     In December 1999, the Company entered into a Consulting Agreement ("Agreement") with Crescent Partners, L.P. ("Crescent") whereby Crescent was to act as a finder of capital and a public relations consultant.
     Pursuant to the Agreement, in February 2000 the Company issued, 800,000 shares of the Company's common stock to Crescent. In turn, Crescent was to find investors to purchase those shares at prices approved by the Company. Subsequently, Crescent sold a portion of the common stock without the Company's approval and kept the proceeds. The Company filed suit against Crescent on March 30, 2000 for breach of duty and contract. The Company also obtained an injunction to prohibit further disposition of the shares and recovered 534,000 of the shares. The Company is continuing to prosecute this action against Crescent, seeking the return of the remaining shares and additional relief. The shares not returned are reflected as issued and recorded at par value pending the outcome of the litigation.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of shares of the Company's common stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The consolidated balance sheets of Elast Technologies, Inc. as of December 31, 1999 and 1998 and the consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1999 and for the period June 12, 1996 (inception) through December 31, 1999 included herein and elsewhere in this registration statement have been audited by Kelly & Company, independent public accountants, for the periods and to the extent set forth in their report appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon such report given upon the authority of Kelly & Company as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and its common stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

On March 3, 1999, the Company filed a Registration Statement on Form 10-SB, which cleared comments with the Commission on or about September 1, 1999. The Company is now a reporting company with the Commission, and will provide an annual report to its security holders, which will include audited financial statements. The public may read and copy any materials filed with the Commission, including the Company's Registration Statement on Form SB-2 and the Registration Statement on Form 10-SB, and all exhibits and schedules thereto, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission. The public may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                                                          TABLE OF CONTENTS

Item Number       Caption                                                                                                       Page
-----------       -------                                                                                                       ----
    3.            Summary Information..............................................................................................3
                  Risk Factors.....................................................................................................5
                           We Have a Limited Operating History.....................................................................6
                           Regulatory Approvals May Not Be Granted.................................................................6
                           We Are in a Very Competitive Industry ..................................................................7
                           We Must Comply with Environmental Laws..................................................................7
                           We Have No Product Liability Insurance..................................................................7
                           Future Capital Needs and Uncertainty of Additional Funding..............................................8
                           Limited Protection of Proprietary Technology............................................................8
                           We Must Adapt to Rapid Technological Change............................................................ 9
                           We Rely on Our Key Personnel........................................................................... 9
                           Conflicts of Interest.................................................................................. 9
                           Limitation of Liability of Officers and Directors...................................................... 9
                           Penny Stock Regulation................................................................................. 9
                           Control by Existing Shareholders; Anti-Takeover Provisions.............................................10
                           Securities Market Factors..............................................................................10
                           No Foreseeable Dividends...............................................................................10
                           No Assurances of Revenue or Operating Profits..........................................................10
                           Federal Income Tax Consequences........................................................................10
                           Impact of the Year 2000 (Y2K Issues)...................................................................10
    4.            Use of Proceeds................................................................................................ 11
    5.            Determination of Offering Price.................................................................................11
    6.            Dilution........................................................................................................11
    7.            Selling Stockholders............................................................................................12
    8.            Plan of Distribution............................................................................................12
    9.            Legal Proceedings...............................................................................................14
    10.           Directors, Executive Officers, Promoters and Control Persons....................................................14
    11.           Security Ownership of Certain Beneficial Owners and Management..................................................16
    12.           Description of Securities.......................................................................................17
    13.           Interest of Named Experts and Counsel...........................................................................17
    14.           Disclosure of Commission Position on Indemnification for Securities Act Liabilities.............................17
    15.           Organization Within Last Five Years.............................................................................18
    16.           Description of Business.........................................................................................18
    17.           Management's Discussion and Analysis of Financial Condition
                  and Results of Operations.......................................................................................20
    18.           Description of Property.........................................................................................22
    19.           Certain Relationships and Related Transactions       ...........................................................23
    20.           Market for Common Equity and Related Stockholder Matters........................................................23
    21.           Executive Compensation..........................................................................................24
    22.           Financial Statements............................................................................................24
    23.           Changes in and Disagreements with Accountants on Accounting and Financial Disclosure........................................................................................53
                  Legal Matters...................................................................................................53
                  Experts.........................................................................................................53
                  Additional Information..........................................................................................53

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article Twelfth of the Company's Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The Company will enter into indemnification agreements with each of its executive officers pursuant to which the Company agrees to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

The Company will pay all expenses in connection with the registration and sale of the Shares. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                           Approximately     $2,640.00
Transfer Agent Fees                         Approximately       $200.00
Costs of Printing and Engraving             Approximately       $300.00
Legal Fees                                  Approximately    $10,000.00
Accounting Fees                             Approximately    $ 7,500.00

Item 26. Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about December 9, 1996, Elast Delaware sold 136,668 units, at $1.50 per unit, in a private placement transaction in reliance upon the exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemptions are specified in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. Each unit was comprised of one share of Elast Delaware's unregistered and restricted one mill ($.001) par value common stock and one warrant to purchase an additional unregistered and restricted share of Elast Delaware's common stock at a price of $1.50 per share. The offering price for the units was arbitrarily set by Elast Delaware and had no relationship to assets, book value, revenues or other established criteria of value. The warrants and the shares of common stock issuable upon its exercise were non-transferrable and were restricted securities as defined by Rule 144 of the Securities Act of 1933. The proceeds of the offering were used to pay for past expenses incurred in designing the ELAST Device and for costs incurred to refine, engineer and test the ELAST Device and to produce and market a limited initial production run of the Device, and also to pay Elast Delaware's start-up costs, including legal fees and equipment and office expenses. There were 136,668 warrants issued as a result of the 1996 private placement offering which expire on September 30, 1999. As of June 30, 1998, 126,668 of the warrants have been exercised at $1.50. There were no commissions paid on the sale of the units.

On July 7, 1999, the Company, in a private placement offering to certain Australian investors, sold units of ownership interest in the Company consisting of an aggregate 500,000 shares of the Company's $.001 par value common stock and five-year warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $2.40 per share. In July, 1999, the Company received payment of $250,000 and recorded a common stock receivable of $250,000. The common stock receivable was collected on or about October 15, 1999. The shares were or will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Regulation S promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "non U.S. persons outside the United States of America", as that term is defined under applicable federal and state securities laws. The offering price for the shares was arbitrarily set by the Company and had no relationship to assets, book value, revenues or other established criteria of value.

Item 27. Exhibits.

     Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1                   Underwriting Agreement (not applicable)

2                   Plan of Merger*

3.1                 Articles of Incorporation*
                     (Charter Document)

3.2                 Certificate of Amendment to Articles of Incorporation*
                    (Charter Document)

3.3                 Bylaws*

5.                  Opinion Re: Legality*

8.                  Opinion Re: Tax Matters (not applicable)

9.                  Voting Trust Agreement (not applicable)

11                  Computation of Per Share Earnings**

10.1                Agreement with RiverPlate Securities Pty Ltd.***
                    (material contract)

15.                 Letter on Unaudited Interim Financial Information**

21.                 Subsidiaries of the Registrant**

23.1                Consent of Auditors

23.2                Consent of Counsel*

24.                 Power of Attorney****

27.                 Financial Data Schedule****

* Previously filed as exhibits to Amendment No. 1 to Registration Statement on Form 10-SB filed with the SEC on August 2, 1999.
**   Included in financial statements
*** Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB on November 12, 1999.
**** Previously filed as an exhibit to the Company's Form SB-2 filed with the SEC on December 7, 1999.

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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


                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, California, on July 14, 2000.

                                            Elast Technologies, Inc.,
                                            a Nevada corporation

                                            By: /s/ Thomas Krucker
                                               -------------------------
                                                 Thomas Krucker
                                            Its: President and Secretary


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

ELAST TECHNOLOGIES, INC.


Thomas Krucker                                       July 14, 2000
-------------------------------
Director


Robert D. Milne                                      July 14, 2000
-------------------------------
Director


Eduardo Daniel Jimenez Gonzalez                      July 14, 2000
-------------------------------
Director


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